SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Old Republic International Corporation
(Name of Registrant as Specified In Its Charter)

__________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

March 31, 2020

RE:    Old Republic International Corporation
Commission File No. 001-10607
Definitive Proxy Material

Dear Staff:

I am filing, pursuant to Rule 14a-6 of Regulation 14A under Sub-section 14 of the Securities Exchange Act of 1934, a definitive copy of the Notice, Proxy Statement and form of Voting Stock Proxy solicitation materials for the Annual Meeting of Shareholders of Old Republic International Corporation (the “Company”) to be held on May 22, 2020. Definitive copies of the proxy materials, together with the Annual Report to Shareholders, will first be available to shareholders of the Company no earlier than March 31, 2020.

Pursuant to sub-part 232.101(b)(1) of Regulation S-T, the Company has elected not to submit its Annual Report to Shareholders in an electronic format. In accordance with Rule 14a-3(c), seven copies will be filed separately with the Commission.

Sincerely yours,

/s/ Joshua Larman
Joshua Larman
Counsel

NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

TIME AND DATE	3:00 P.M. Central Daylight Time, Friday, May 22, 2020

PLACE	Old Republic Building 22nd Floor Conference Center 307 N. Michigan Avenue Chicago, Illinois 60601

If necessary in light of risks posed by COVID-19, we may convene our Shareholder Meeting in a different location or make arrangements for shareholders to participate in the meeting by electronic means. Please see page 1 for important information regarding this possibility.

ITEMS OF BUSINESS	● To elect five members of the Class 3 Board of Directors, each for a term of three years.
● To ratify the selection of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2020.
● To vote in an advisory capacity concerning the Company’s executive compensation.
● To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

RECORD DATE	You can vote if you are a shareholder of record on March 24, 2020.

ANNUAL REPORT TO SHAREHOLDERS
Our annual report to shareholders for 2019 is printed together with this proxy statement. The Company’s Forms 10-K, 10-Q and other reports to shareholders may also be accessed through our website at www.oldrepublic.com or by writing to Investor Relations at the Company address.

PROXY VOTING
It is important that your shares be represented and voted at the Annual Meeting of the Shareholders. You can vote your shares by completing and returning your proxy card, by voting on the Internet, or by telephone.

March 31, 2020	By order of the Board of Directors
John R. Heitkamp, Jr. Senior Vice President, General Counsel and Secretary

Page No.	Table of Contents
1	GENERAL INFORMATION
1	Voting Procedures
2	Other Matters for the Annual Meeting of the Shareholders
3	Principal Holders of Securities
5	ITEM 1: ELECTION OF DIRECTORS
6	Board of Directors’ Recommendation
7	CORPORATE GOVERANCE
13	Leadership Structure and Risk Management
14	Board of Directors’ Responsibilities and Independence
15	Corporate Governance Updates
16	Procedures for the Approval of Related Person Transactions
17	Delinquent Section 16(a) Reports
17	The Board and Its Committees
20	Shareholder Communication with the Board
20	ITEM 2: RATIFICATION OF THE SELECTION OF AN INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
20	External Audit Services
21	Board of Directors’ Recommendation
21	Audit Committee Report for 2019
22	COMPENSATION MATTERS
22	Compensation Committee Report for 2019
22	Compensation Committee Interlocks and Insider Participation
22	Directors’ Compensation
23	Compensation Discussion and Analysis
26	Summary Compensation Table
27	CEO Pay Ratio Disclosure
28	Annual Salary Compensation Practices
28	Incentive Awards and Bonuses
28	Key Employee Performance Recognition Plans
29	Deferred Compensation Under the KEPRP
29	Stock Options or Restricted Stock Awards Under Incentive Compensation Plan
30	Stock Option Grants During 2019
31	Exercises of Stock Option During 2019
32	Equity Compensation Plan Information
33	Outstanding Equity Awards at Year End 2019
34	Financial Restatement
34	Hedging Prohibited
34	Change of Control, Severance or Retirement
35	Tax Deductibility of Compensation
35	Stock Ownership Guidelines
35	Pension Plan and Baseline Security Plan
36	Pension Benefits
36	Employees Savings and Stock Ownership Plan (ESSOP)
37	Other Benefits
37	ITEM 3: VOTE ON EXECUTIVE COMPENSATION
38	Board of Directors’ Recommendation
38	OTHER INFORMATION
38	Shareholder Proposals or a Director Nomination for the 2021 Annual Meeting of the Shareholders

ii

Proxy Statement
OLD REPUBLIC INTERNATIONAL CORPORATION
ANNUAL MEETING OF THE SHAREHOLDERS
May 22, 2020

GENERAL INFORMATION

This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware insurance holding corporation (together with its subsidiaries, the “Company”, “Old Republic” or “ORI”), with its executive office at 307 North Michigan Avenue, Chicago, Illinois 60601. This Statement is furnished in connection with the solicitation of proxies by ORI’s Board of Directors for use at the Annual Meeting of the Shareholders to be held on May 22, 2020 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is March 31, 2020.

Our 2020 Annual Meeting of the Shareholders will be held at the Company’s executive office at the Old Republic Building, 307 N. Michigan Avenue, 22nd Floor, Chicago, Illinois 60601, at 3:00 P.M. CST, on May 22, 2020. While we currently intend for the annual meeting to occur at the Old Republic Building, we are sensitive to the public health and travel concerns that our personnel and shareholders may have and to the recommendations that public health officials have issued and may issue in light of the evolving coronavirus (COVID-19) situation. As a result, we may impose additional procedures or limitations on meeting attendees (beyond those described herein) or may decide to hold the Shareholder Meeting in a different location or may permit shareholders to participate in the meeting by electronic means. We plan to announce any updates regarding our Shareholder Meeting through a press release and on our website (www.oldrepublic.com). We encourage you to check our website prior to the meeting if you plan to attend.

Your proxy may be revoked at any time before shares are voted by written notification addressed to the persons named therein as proxies, and mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

If the enclosed proxy is properly executed and returned in time for voting, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the Company’s proxy committee (whose members are listed on the proxy card) for: (a) the election of the director nominees named below (or substitutes thereof if any nominees are unable or refuse to serve); (b) the selection of the Company’s independent registered public accounting firm; (c) the advisory vote concerning the Company’s executive compensation as recommended by the Board of Directors; and (d) in the discretion of the proxy committee upon any other matters which may properly come before the meeting.

The Company has one class of voting stock outstanding - Common Stock, $1.00 par value per share (“Common Stock”). On March 6, 2020, there were 303,930,477 shares of Common Stock outstanding and entitled to one vote each on all matters to be considered at the meeting. Shareholders of record as of the close of business on March 24, 2020 are entitled to notice of and to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.

VOTING PROCEDURES

The Company’s Restated Certificate of Incorporation and Amended and Restated By-laws prescribe voting procedures for certain, but not all corporate actions. When no procedures are prescribed, the General Corporation Law of the State of Delaware applies. Matters presented at the Company’s Shareholder Meetings are decided as follows: (1) directors are elected by a plurality of the shares present in person or by proxy at the meeting and entitled to vote; (2) amendments to the Company’s Restated Certificate of Incorporation are determined by the affirmative vote of the majority of shares outstanding and entitled to vote, except for: (a) amendments that concern approval thresholds for plans of merger or other business transactions not unanimously approved by the Board of Directors, which require the approval of 80% of the shares entitled to vote, or (b) amendments that concern the number or terms of the Board of Directors, which require the approval of 66-2/3% of the shares entitled to vote; (3) shareholder action to repeal, alter, amend or adopt new by-laws, which require the approval of 66% of the shares entitled to vote; and (4) all other matters are determined by the affirmative vote of the majority of shares present in person or by proxy at the meeting and entitled to vote.

Under Delaware law, the votes at the Company’s Annual Meeting of the Shareholders will be counted by the inspectors of election appointed by the Chairman at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.

A quorum for the Company’s Annual Meeting of the Shareholders is one third of the shares outstanding and entitled to vote appearing in person or by proxy at the meeting. Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. Therefore, on those proposals that require a plurality vote of the shares entitled to vote in person or by proxy at the meeting, the vote of an abstention has no effect. However, on those proposals that require an affirmative vote of at least a majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

Shares beneficially owned but registered in the name of a broker or bank will be counted for the determination of a quorum for the meeting if there is a discretionary voting item on the meeting agenda within the meaning of section 402.08 of the New York Stock Exchange (“NYSE”) Listed Company Manual. If there is a discretionary item on the agenda and the broker or bank does not vote these shares (a “non-vote”), they will not be counted as having voted on the proposal. Therefore, on those proposals that require a plurality or at least a majority vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect. However, on those proposals that require an affirmative vote of at least a majority of the shares outstanding that are entitled to vote, a non-vote has the effect of a vote against the proposal. If there are no discretionary voting items on the meeting agenda, shares beneficially held in the name of a broker or bank shall not be counted in determining a quorum. This year Item 2 is a discretionary voting item; all other items are non-discretionary.

Shareholders can simplify their voting and save Old Republic expense by voting by telephone or by Internet. If you vote by telephone or Internet, you need not mail back your proxy card. Telephone and Internet voting information is provided on your proxy card. A Control Number, located on the proxy card, is designed to verify your identity and allow you to vote your shares and confirm that your voting instructions have been properly recorded. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. To revoke a proxy given, or change your vote cast, by telephone or Internet, you must do so by following the directions on your proxy card, provided such changes are made by 11:59 PM, Eastern Daylight Time on May 21, 2020.

HOUSEHOLDING OF PROXIES

The Securities and Exchange Commission (“SEC”) has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers who distribute annual reports and proxy materials may deliver a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or the Company that your broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive promptly at any time a separate copy of our annual report or proxy statement by sending a written request to the Company at the above address, attention Investor Relations, or by visiting our website, www.oldrepublic.com and downloading this material.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement in the future, please notify your broker if your shares are held in a brokerage account, or if you hold registered shares, the Company’s transfer agent, EQ Shareowner Services, P.O. Box 64874, St. Paul, MN 55164, phone number 800-401-1957.

OTHER MATTERS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

The Company knows of no matters, other than those referred to herein, that will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained D. F. King & Company of New York City, to assist in the solicitation of proxies. Fees for this solicitation are expected to be approximately $9,000. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out‑of‑pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

PRINCIPAL HOLDERS OF SECURITIES

The following tabulation shows with respect to (i) each person who is known to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) the Company’s Employees Savings and Stock Ownership Plan (ESSOP); (iii) each director and executive officer of the Company (including nominees); and (iv) all directors and executive officers, as a group: (a) the total number of shares of Common Stock beneficially owned as of March 6, 2020, except as otherwise noted, and (b) the percent of the class of Common Stock so owned:

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(*)

Common Stock	BlackRock, Inc.	33,182,564	(1)	10.9
Shareholders’ beneficial ownership	55 East 52nd Street
of more than 5% of the Common	New York, New York 10022
Stock and the ESSOP ownership
	The Vanguard Group	27,704,932	(1)	9.1
	100 Vanguard Blvd.
	Malvern, Pennsylvania 19355

	State Street Corporation	21,285,124	(1)	7.0
	State Street Financial Center
	One Lincoln Street
	Boston, Massachusetts 02111

	Old Republic International Corporation	15,378,368	(2)	5.1
	Employees Savings and Stock Ownership Trust
	307 N. Michigan Avenue
	Chicago, Illinois 60601

Common Stock	Name of Beneficial Owner	Shares Subject to Stock Options(*)	Shares Held by Employee Plans(*)(2)(3)	Other Shares Beneficially Owned(*)	Total		Percent of Class (*)
Directors' and Executive Officers' (including nominees) Beneficial Ownership	Steven J. Bateman	0	0	15,976	15,976		**
	Harrington Bischof	0	0	20,239	20,239	(4)	**
	Jimmy A. Dew	0	122,937	745,657	868,594	(5)	0.3
	John M. Dixon	0	0	21,061	21,061		**
	W. Todd Gray	8,525	977	20,779	30,281		**
	Charles J. Kovaleski	0	0	8,005	8,005		**
	Spencer LeRoy III	0	0	100,686	100,686	(6)	**
	Peter B. McNitt	0	0	7,500	7,500		**
	Karl W. Mueller	187,775	22,657	37,560	247,992		0.1
	Stephen J. Oberst	82,450	15,994	6,771	105,215		**
	Glenn W. Reed	0	0	10,609	10,609		**
	Craig R. Smiddy	80,000	16,127	6,720	102,847		**
	Arnold L. Steiner	0	0	613,987	613,987	(7)	0.2
	Fredricka Taubitz	0	0	19,000	19,000		**
	Steven R. Walker	0	0	65,000	65,000	(8)	**
	Rande K. Yeager	251,000	52,180	45,297	348,477		0.1
	Aldo C. Zucaro	840,000	692,203	1,290,080	2,822,283		0.9
	Directors and Executive Officers, as a group (20)	1,651,525	1,014,216	3,061,565	5,727,306		1.9

*
Calculated pursuant to Rule 13d‑3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d‑3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. None of the options shown for executive officers were exercised prior to the Company’s record date and therefore are not eligible to vote at the Annual Meeting of the Shareholders.

**	Less than one-tenth of one percent.

(1)
Reflects the number of shares as of December 31, 2019 shown in the most recent Schedule 13G filings with the SEC. BlackRock, Inc. has reported sole voting for 31,670,448 shares and sole dispositive power for 33,182,564 shares. The Vanguard Group has reported that it has sole and shared voting power for 150,309 and 56,392 shares, respectively and sole and shared dispositive power for 27,535,280 shares and 169,652 shares, respectively. State Street Corporation has reported that it has shared voting power for 19,964,681 shares and shared dispositive power for 21,285,124 shares.

(2) Reflects the number of shares held as of December 31, 2019 as follows:

(a)
Under the terms of the Old Republic International Corporation Employees Savings and Stock Ownership Plan (“ESSOP”), a participant is entitled to vote the Company Common Stock held by the ESSOP, the shares of which have been allocated to the participant’s account. The Executive Committee of the Company is authorized to vote the Company Common Stock held by the ESSOP until such time as the shares of such stock have been allocated to a participant’s account or where a participant fails to exercise his or her voting rights. In these regards, the Executive Committee may be deemed to have sole investment power with respect to unallocated stock and shared power for allocated stock held by the ESSOP.

(b)
In addition to the ESSOP, the Old Republic International Employees Retirement Plan holds an aggregate of 2,829,509 shares of the Company’s Common Stock not included in this table. The voting of these shares is controlled, directly or indirectly in a fiduciary capacity, by the Executive Committee.

(c)
The trustees of the Company’s Baseline Security Plan (“BSP”), on December 31, 2019, owned an aggregate of 716,540 shares of the Company Common Stock. These shares are not included in this table, because each participant is entitled to vote the shares of the Company’s Common Stock held by the BSP that have been allocated to their account.

(d)
American Business & Mercantile Insurance Mutual Inc. (“ABM”) and its subsidiary own 1,268,700 shares of the Company’s Common Stock. ABM is a mutual insurer controlled by its policyholders and indirectly by the Company through management agreements, the ownership of its surplus notes, and by directors and officers who are employees of the Company.

(3)
Includes only the shares that have been allocated to the employer matching and employee savings accounts of the director or executive officer as a participant in the ESSOP. Excludes those shares for which the director or executive officer may be deemed to have investment and voting power as a result of being a member of the Executive Committee.

(4)	Includes 8,437 shares held in an IRA trust for Mr. Bischof’s benefit.

(5)	Includes 315,908 shares owned by Mr. Dew’s wife and 93,682 shares held in an IRA trust for Mr. Dew.

(6)	Includes 40,587 shares held in IRA or Roth IRA trusts for Mr. LeRoy’s benefit.

(7)
Includes 270,237 shares owned by Mr. Steiner directly, 343,750 shares held in trust for Mr. Steiner’s children, for which he is a co-trustee, and 91,201 shares held by the Steiner Foundation for which Mr. Steiner disclaims beneficial ownership.

(8)	Includes 28,500 shares held in IRA and SEP-IRA trusts for Mr. Walker’s benefit, and 24,500 shares held by his wife.

ITEM 1
ELECTION OF DIRECTORS

The following table lists the nominees and continuing directors of the Company. Five Class 3 directors are to be elected at the Annual Meeting of the Shareholders for a term of three years and until their successors are elected and qualified. The nominees are current directors standing for re-election. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications, the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company does not expect such an occurrence. All of the nominees have consented to be slated and to serve as directors if elected.

Effective December 31, 2019, Mr. Dennis P. Van Mieghem retired after serving fifteen years as a director of the Company and its major insurance underwriting subsidiaries. Effective February 29, 2020, Mr. Charles F. Titterton retired after serving fifteen years as a director of the Company and its major insurance underwriting subsidiaries.

Mr. Craig R. Smiddy was elected a director, effective October 1, 2019, when he was made Chief Executive Officer and President of the Company. He was President and Chief Operating Officer of the Company since June 2018 and served in other executive positions with the Company since 2013. Mr. Smiddy, who is not considered independent, was also named a member of the Executive Committee. The Governance and Nominating Committee approved his nomination and he was unanimously elected by the Board of Directors. No third party was involved in his recruitment or selection as a director and no fee was paid to any individual or entity in connection with his selection.

Given the reasons and background information cited next to each nominee’s name below, the Board of Directors believes that each of the nominees and the other continuing directors are eminently qualified to serve Old Republic’s shareholders and other stakeholders.

Name	Age	Positions with Company, Business Experience and Qualifications

Nominees for Election: CLASS 3 (Term expires in 2023)

Charles J. Kovaleski	71
Director since 2018. Retired as an attorney, he was formerly with Attorneys’ Title Insurance Fund, Orlando, Florida as well as an officer with one of the Company’s Title subsidiaries for many years. He brings extensive general business experience to Old Republic’s Board particularly in real estate and title insurance.

Craig R. Smiddy	55
Director since October 1, 2019. President and Chief Executive Officer as of the same date. Prior to that President and Chief Operating Officer of the Company since June 2018. From 2013 to 2018, President and Chief Operating Officer of Old Republic General Insurance Group, Inc. Before joining the Company, he was President of the Specialty Markets Division of Munich Reinsurance America, Inc. He has significant experience in, and knowledge of, the business and the risk factors associated with, the insurance industry and especially the insurance specialty markets.

Arnold L. Steiner	82
Director since 1974. Retired for more than five years from Steiner Bank, Birmingham, Alabama of which he was President and a substantial owner. He has long and significant experience in financial businesses and has extensive knowledge of the Company and its risk factors.

Fredricka Taubitz	76
Director since 2003. A CPA by training, she was until 2000 Executive Vice President and Chief Financial Officer of Zenith National Insurance Corp. Until 1985, she was a partner with the accounting firm of Coopers & Lybrand (now PricewaterhouseCoopers LLP). During her long professional career she has gained significant experience in, and knowledge of, the business and the risk factors associated with the insurance industry.

Aldo C. Zucaro	80
Director since 1976. Chairman of the Board since 1993. Prior to October 1, 2019, Chairman and Chief Executive Officer of the Company and various subsidiaries since 1993. He was President of the Company since 1990 and Executive Vice President and Chief Financial Officer since 1976. A CPA by training, he brings a significant background as a former insurance specialist partner with Coopers & Lybrand (now PricewaterhouseCoopers LLP), and has long-term experience with the insurance industry in general, and the Company in particular, since 1970.

Continuing Directors: CLASS 1 (Term expires in 2021)

Harrington Bischof	85
Director since 1997. President of Pandora Capital Corporation since 1996. Formerly Senior Advisor with Prudential Securities, Inc. and prior to that, a senior investment banker with the firms of Merrill, Lynch & Co. and White, Weld & Co. His experience in business, investment banking, and international finance are of significant value to the Company’s corporate governance.

Spencer LeRoy III	73
Director since 2015. Until his retirement in 2014, he was Senior Vice President, Secretary and General Counsel of the Company since 1992. Prior to that, he was a partner with the law firm of Lord, Bissell and Brook, now known as Locke Lord LLP. His legal career involved all aspects of insurance, corporate governance and financial-related matters. Mr. LeRoy has a long and significant legal experience and extensive knowledge of the Company and its risk factors.

Peter B. McNitt	65
Director since January 2019. He is the retired Vice Chair of BMO Harris Bank; a position he held since 2006. Prior to that, he led BMO Harris’ U.S. Corporate Banking as Executive Vice President and U.S. Investment Banking as Executive Managing Director. Mr. McNitt also serves as a director of Hub Group, Inc. (NASDAQ: HUB), a provider of intermodal highway and logistics services. He has long-term experience and deep knowledge gained during his more than 40 year-long career. His wide range of responsibilities focused on the delivery of the full breadth of wealth, and commercial and investment banking services to customers.

Steven R. Walker	74
Director since 2006. Formerly Senior Counsel and Partner with Leland, Parachini, Steinberg, Matzger & Melnick, LLP, attorneys, San Francisco, California. He has significant experience as both an attorney and a business manager during a long career focused on the title insurance industry.

Continuing Directors: CLASS 2 (Term to expire in 2022)

Steven J. Bateman	61
Director since 2017. An audit partner with the accounting firm of PricewaterhouseCoopers LLP until his retirement, he had a 37 year career as an auditor and business advisor for a large number of organizations engaged in all major insurance fields. During that period of time, he gained a wealth of knowledge and experience in the business and the risk factors associated with the insurance industry. His background and experience will harmonize extremely well with the Company’s business and the Board’s governance objectives.

Jimmy A. Dew	79
Director since 1980. Formerly Vice Chairman of Old Republic’s subsidiary, Republic Mortgage Insurance Company (“RMIC”), of which he was a co-founder in 1973. His knowledge of RMIC gained in an executive capacity since its founding and his long service on Old Republic’s Board make him fully conversant with the insurance industry and its risk factors.

John M. Dixon	80
Director since 2003. Formerly Chief Executive Partner with the law firm of Chapman and Cutler, Chicago, Illinois until his retirement in 2002. His qualifications include his extensive background as an attorney and his knowledge of corporate law and the risk factors of corporations like the Company.

Glenn W. Reed	67
Director since 2017. Mr. Reed served as a Managing Director of The Vanguard Group, Inc., one of the world’s largest asset-management firms until his retirement from the firm in 2017. While at Vanguard, Mr. Reed had overall responsibility for Vanguard’s corporate finance and mutual fund finance functions, most recently heading up the firm’s Strategy division. Prior to joining Vanguard in 2007, he served as general counsel for a multi-line health and life insurance company following a 21-year career in the partnership of the Chicago-based law firm of Gardner, Carton & Douglas (now Faegre Drinker Biddle & Reath). This long-term experience and deep knowledge gained in these fields of endeavor harmonize extremely well with the Company’s business needs and the Board’s governance objectives.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the Class 3 directors listed above. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless shareholders specify to the contrary. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

CORPORATE GOVERNANCE:
BINDING ORGANIZATION, PURPOSE, AND LONG-TERM STRATEGY

Old Republic is Organized as a for-profit, shareholder-owned insurance holding company chartered under the General Corporation Law of the State of Delaware. As a holding company, it has no operations of its own; rather its primary assets are the stock and debt instruments issued by its many subsidiaries. Nearly all of its consolidated business is conducted through 29 insurance underwriting subsidiaries which are chartered in 11 states and three foreign jurisdictions, most notably in Canada. The Company also owns the equity and debt securities of over 100 other subsidiaries. Each of these subsidiaries is charged with producing revenues, managing risk, and providing claims management and other services for the insurance underwriting subsidiaries and outside parties.

This typical organizational structure ensures that Old Republic remains firmly established as a legal person with an indefinite life. Shareholders-long- or short-term investors in the Company’s shares-are not the direct owners of its assets or properties. Their rights are limited by Delaware law, which provides that shareholders delegate to the board of directors the responsibility for controlling, directing, and using those assets and properties based on the directors’ business judgment. In purchasing, holding, or selling shares of Old Republic common stock, shareholders can do so with confidence that the board of directors’ successful, long-standing governance practices are guided by its charter and by-laws, which they consistently observe.

Our insurance subsidiaries are vested with a public trust. Accepting premiums and insurance-related fees from policyholders and other buyers of related services forms the basis of this trust. This makes policyholders critically important stakeholders. They depend on the subsidiaries’ ability to meet their just obligations of financial indemnity over long periods of time. In observance of these relationships, state insurance laws impose certain requirements on insurance companies to dutifully protect the legitimate interests of policyholders, as well as the community at large. As a result, Old Republic is by necessity governed for the long run envisaged by the long-term promises of financial indemnity, and the public trust imbued in its insurance subsidiaries. Together with the principles and practices contained in the charter and by-laws, governance is intended to purposefully ensure the following:

•	Operation of the business within the law, with integrity, and in a socially responsible manner

•	Maintenance of the business’s competitive position to enable the continued growth of economic value in a fairly balanced way for the interests of all stakeholders

Old Republic’s Purpose is clearly stated in our mission statement: to provide quality insurance security and related services to businesses, individuals, and public institutions, and be a dependable long-term steward of the trust that policyholders, shareholders, and other important stakeholders place in us. Our Lodestar embodies the Company’s mission by binding organization, purpose, and long-term strategy into a coordinated whole.

Our Community: The Public Interest

We're an insurance business vested with the public interest. All is done right, within the law, and with integrity.

Our Capital Providers: Shareholders & Debt Holders

Capital is the lifeblood of a financial institution. It is the source and continuity of the enterprise.

Old Republic's Lodestar
Our Community
Our Capital Providers
OR
Our Customers
Our People

Our Customers: Policyholders & Buyers of Services

Good things happen when customers' legitimate needs are fulfilled by our people.

Our People: Intellectual Capital Providers

Our people's intellectual talent, know-how, and honorable work put capital to efficient use.

We pursue our mission and purpose in light of the long-standing principles and practices of 1) our governance, 2) our service culture, 3) our value system, 4) the institutional memory that binds successive generations of managers, and 5) respectful appreciation of our people and the intellectual capital they bring to managing our wide-ranging business. In operating a business within America’s free enterprise system, we’re keenly focused on achieving two interrelated outcomes over time:

A.	Create long-term value for all stakeholders, including shareholders, policyholders, our people, and the American community at large. We believe that this desired outcome is best achieved by:

•	Continuously enhancing the Company’s competitive position, which increases its economic value to all stakeholders in a cohesive and socially responsible manner.

•	Steadily building the sustainability of the business’s competitiveness and earnings prospects. This adds to our financial and intellectual capital while at the same time:

–	Providing a necessary financial cushion to support insurance obligations in the event they prove greater than anticipated.

–
Enhancing the Company’s ability to handle its insurance risk-bearing and dispersing functions to meet society’s increasing demands for protecting the property and other values that a growing economy produces.

We use all of these means to achieve our purpose and help meet the community’s long-term expectations of economic growth, sustainable employment, and a rising tax base to accomplish social goals.

B.
Create long-term value for long-term shareholders, whose interests are aligned with our Mission as they provide and support the retention of paid-in capital and the accumulated earnings retained in the business. We measure this value creation by these interrelated financial outcomes:

•
The consecutive 10-year compound annual total returns provided by Old Republic’s common stock performance in the marketplace. This is calculated as the annual combination of the change in market value and the reinvested cash dividend we pay.

•
The consecutive 10-year compound annual total returns seen in Old Republic’s common stock book value. This is calculated as the annual combination of the change in book value per share, plus our cash dividend.

•
The consecutive 10-year annual total return on shareholders’ equity. This is calculated by dividing net operating income (excluding both realized and unrealized investment gains or losses) by shareholders’ equity (which also excludes those factors).

In assessing the first two of these economic outcomes, we seek to achieve consecutive 10-year financial performance that exceeds the following benchmarks: 1) the annual year-over-year and compounded increases in the Nominal Gross Domestic Product (GDP), 2) the annual and compounded total return of the Standard & Poor’s (S&P) 500 Index, and 3) the annual and compounded return of the S&P Insurance Index. The charts on pages 10 to 12 reflect our success in these regards.

The overall Strategy we’ve followed over the decades has been fully aligned with our Mission and governing principles. The linchpin of this strategy is the conservative, long-term management of Old Republic’s balance sheet. In this approach, periodic income statements are simply the linked economic outcomes from two succeeding balance sheet dates. The maintenance of a strong financial position supports the insurance subsidiaries’ risk-taking and obligations to policyholders, and underlies our stewardship in the interest of all stakeholders. We accomplish this through enterprise risk management principles generally, and with insurance underwriting discipline in particular. The discipline rests on key operating tenets of our business:

•	Employing disciplined risk selection, evaluation, and pricing practices to reduce the possibility of adverse risk selection and the uncertainty of insurance underwriting outcomes

•
Focusing on diversification and spreading of insured risks by geography and among industries that are core to the North American economy, while staying in areas in which we are intellectually competent and operationally proficient

•	Emphasizing a balanced mix of insurance coverages for all industries we serve, in which we are knowledgeable and which exert economically balanced demands on our risk-bearing capital

•	Reducing and mitigating insured exposures through underwriting risk-sharing arrangements with policyholders to:
– Encourage a greater partnership approach to the costing and management of risk
– Bring greater efficiencies to capital management

Following these time-tested insurance underwriting disciplines and risk-management principles has enabled us to produce industry-beating underwriting results over the last five decades. For instance, our largest business segment, General Insurance, has generated better-than-industry-composite underwriting ratios for 41 years, matched the industry in four years, and has been less successful than the industry in only five of the past fifty years.

Achieving positive underwriting results is complemented by investment income, which we derive from the combined investments of underwriting cash flows, shareholders’ capital, and funds provided by debt holders. Through the years, this combination has led to 1) rising earnings over cycles, 2) the maintenance of balance sheet strength, and 3) increasing cash dividends to all shareholders. The strategy is evaluated and reestablished each year by the Board of Directors at the same time it reviews and approves management’s annual operating and capital allocation budgets. The evaluation includes, among other things, these major considerations:

•	The diversification of the business by types of insurance coverages and product distribution

•
The business’s performance over the natural multi-year cycles in the insurance industry. Reviews of 10-year trends are favored, as these likely encompass one or two economic and/or insurance underwriting cycles. This allows enough time for the cycles to run their course, for premium rates and underwriting changes to appear in financial results, and for reserved claim costs to be quantified with greater finality and effect

•
The allocation of capital to Old Republic’s key insurance underwriting subsidiaries, in consideration of their relative risk-taking appetites and abilities, and their accumulated reserves to pay claims

Old Republic’s capital management strategy is underpinned by these consistent objectives:

•	Retaining high, economically justifiable independent financial ratings for the Company’s insurance underwriting subsidiaries

•
Assuring a realistically consistent increase over time in cash dividend payments based on the Company’s earnings power and trends. These payments benefit all shareholders directly or as beneficiaries of their financial assets, as these are directed in common by institutional investment managers held to fiduciary obligations

Old Republic’s dedication to a program of steadily rising cash dividends rests on our belief that its long-term shareholders can benefit from a total return on their investment, whether measured by:

•	The combination of the annual cash dividend and change in the Company’s book value per share, or

•	The combination of the annual cash dividend and change in year-end market value per share

Old Republic’s consistent cash dividend policy has produced these results:

•	Dividend payments have been made without interruption since 1942 (in 78 of the Company’s 96 years)

•	The annual cash dividend rate has been raised in each of the past 38 years

•	Old Republic is one of just 111 American companies out of thousands that have posted at least 25 consecutive years of annual dividend growth (according to Mergent’s Dividend Achievers)

In directing capital management and the related dividend policies, Old Republic has refrained from stock buybacks. In the relatively few instances when its capital coffers have been more than ample for foreseeable business needs, the Board has chosen to pay an extra cash dividend (most recently in September 2019). This preferred approach treats all shareholders alike from the standpoints of both cash flows and equitable maintenance of book value per share.

The binding of organization, purpose, and long-term strategy is buttressed by Old Republic’s by-laws and charter provisions from which its long-established policies of corporate governance emanate. The structure and policies of this governance are discussed in the following two Proxy sections on pages 13 to 16:

•	Leadership Structure and Risk Management, and

•	Board of Directors’ Responsibilities and Independence

In their totality, the policies have enabled a necessary emphasis on the stability, continuity, and sustainability of the enterprise as primary objectives for achieving long-term value for all stakeholders. The chart on page 12 shows how we’ve succeeded in blending governance with organization, purpose, and strategy in the interest of all stakeholders. The information is shown for the 52 years, ending in 2019. The 1968 starting year was chosen because it gave rise to the Company’s ultimate transformation from the Old Republic Life Insurance Company, predecessor to Old Republic International Corporation in 1969. The chart reflects a large number of annual and ten-year comparisons between ORI’s total book and market value returns, and the three aforementioned benchmarks. A retrospective review and analysis of the data reflects two significant observations with respect to the ten-year comparisons:

•
We believe that Old Republic’s stock performance fell short in the 1980 - 1989 period due to accelerated diversification activity effected by acquiring various companies in exchange for our common stock and forming new joint underwriting ventures. Together these transactions caused temporary dilutions of book value and earnings per share. In later years, however, most of these companies became solid contributors to our consolidated performance.

•
We also believe that our performance fell short in the 2010 - 2019 period due to the adverse impact of the Great Recession on Old Republic’s investment in the financial indemnity segment. This business has been in run-off operating mode since 2012.

As previously stated, Old Republic measures its total book and market returns against three benchmarks: a) the annual year-over-year and compounded annual changes in the Nominal Gross Domestic Product (GDP), b) the annual and compounded annual returns of the S&P 500 Index, and c) the annual and compounded annual returns of the S&P Insurance Index. In the five ten-years periods reflected in the table immediately below and its related detailed table on page 12, Old Republic’s total compounded annual book return exceeded the compounded annual returns of those three benchmarks in eight of thirteen comparisons (61%), and the Company’s total compounded market return exceed the compounded annual returns of the three benchmarks in ten of thirteen comparisons (77%). Therefore, collectively, Old Republic outperformed the benchmarks 69% of the time.

The following, taken from the 52 year chart on page 12, summarizes ORI’s common stock compounded annual performance for each of the five ten-year periods presented compared with the selected benchmarks.

	Old Republic		Selected Benchmarks
Period	Total Book Return	Total Market Return	GDP Index	S&P 500 Total Market Return	S&P Insurance Total Market Return
Ten Years:
1970 - 1979	17.6%	16.2%	9.9%	5.9%
1980 - 1989	15.9	12.6	7.9	17.6
1990 - 1999	12.7	13.1	5.5	18.2	15.3%	*
2000 - 2009	9.5	7.4	4.1	-1.0	-3.7
2010 - 2019	7.7%	14.8%	4.0%	13.6%	12.4%

2019 Only	26.4%	17.8%	4.0%	31.5%	29.4%

52 Years 1968 - 2019	12.8%	12.4%	6.4%	10.2%	7.7%	**
* This index was not available before 1990 / ** 30 years only.

The next two tables also portray the relative market performance of Old Republic’s common stock in comparison with the selected benchmark and a peer group of companies.

ORI: Fifty Two Years Total Market Value Return Compared with the S&P 500 Index
ORI Total Market Return - (Compound annual rate = 12.2%)
S & P 500 Total Market Return - (Compound annual rate = 10.3%)
Common Stock Closing Prices
Total Market Return
Common Stock Closing Prices
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
1967
1971
1975
1979
1983
1987
1991
1995
1999
2003
2007
2011
2015
2019

The Peer Group has been approved by the Compensation Committee of Old Republic’s Board of Directors. The Peer Group consists of American Financial Group, Inc.; American International Group, Inc.; W.R. Berkley Corporation; Chubb Limited; Cincinnati Financial Corporation; CNA Financial Corporation; Fidelity National Financial, Inc.; First American Financial Corporation; The Hartford Financial Services Group, Inc.; Stewart Information Services Corporation; and The Travelers Companies, Inc.

OLD REPUBLIC INTERNATIONAL CORPORATION Total Returns Compared to Nominal GDP and Selected S&P Indices’ Returns
	Old Republic International Corporation (1)						Nominal Gross Domestic Product (GDP)(2)	S&P 500 Index (3)	S&P Insurance Index (3)
Year	Year End Book Value	Year End Market Price	Annual Cash Dividend Declared		Total Book Value Annual & Compounded Return	Total Market Annual & Compounded Return	Total Annual & Compounded Return	Total Annual & Compounded Return	Total Annual & Compounded Return
1968	0.280	0.472	$0.007		18.2%	41.8%	9.4%	11.0%
1969	0.312	0.336	0.010		15.1%	-26.6%	8.2%	-8.4%
1970	0.360	0.528	0.012		19.2%	60.7%	5.5%	3.9%
1971	0.472	0.840	0.014		34.9%	61.7%	8.5%	14.3%
1972	0.480	1.240	0.016		5.1%	49.5%	9.8%	19.0%
1973	0.472	0.456	0.018		2.2%	-61.7%	11.4%	-14.7%
1974	0.376	0.408	0.020		-16.1%	-6.1%	8.4%	-26.5%
1975	0.288	0.440	0.020		-18.1%	12.7%	9.0%	37.2%
1976	0.560	0.624	0.011		98.3%	44.4%	11.2%	23.9%
1977	0.792	0.792	0.022		45.3%	30.4%	11.1%	-7.2%
1978	0.976	0.976	0.033		27.4%	27.4%	13.0%	6.6%
1979	1.080	1.112	0.052		16.0%	19.3%	11.7%	18.6%
10 Year Compound Annual Growth Rate					17.6%	16.2%	9.9%	5.9%
1980	1.224	0.888	0.054		18.3%	-15.3%	8.8%	32.5%
1981	1.392	1.144	0.054		18.1%	34.9%	12.2%	-4.9%
1982	1.648	1.456	0.056		22.4%	32.2%	4.3%	21.6%
1983	1.888	2.353	0.058		18.1%	65.6%	8.7%	22.6%
1984	2.208	2.039	0.059		20.1%	-11.2%	11.1%	6.3%
1985	2.304	3.014	0.062		7.1%	51.4%	7.5%	31.7%
1986	2.528	2.316	0.065		12.5%	-21.0%	5.5%	18.7%
1987	2.952	1.861	0.068		19.5%	-16.7%	6.0%	5.3%
1988	3.152	2.345	0.071		9.2%	29.8%	7.9%	16.6%
1989	3.544	2.604	0.076		14.8%	14.3%	7.7%	31.7%
10 Year Compound Annual Growth Rate					15.9%	12.6%	7.9%	17.6%
1990	3.920	2.465	0.081		12.9%	-2.2%	5.7%	-3.1%	-13.5%
1991	4.456	4.207	0.086		15.9%	-74.2%	3.3%	30.5%	29.3%
1992	5.072	5.896	0.094		15.9%	42.4%	5.9%	7.6%	18.4%
1993	5.744	5.363	0.102		15.3%	-7.3%	5.2%	10.1%	5.1%
1994	6.112	5.037	0.111		8.3%	-4.0%	6.3%	1.3%	-0.2%
1995	7.248	8.415	0.121		20.6%	70.1%	4.8%	37.6%	41.0%
1996	7.768	9.511	0.148		9.2%	15.1%	5.7%	23.0%	23.4%
1997	8.312	13.222	0.178		9.3%	41.2%	6.2%	33.4%	46.1%
1998	9.216	12.000	0.206		13.4%	-7.8%	5.7%	28.6%	9.7%
1999	9.590	7.267	0.262		6.9%	-37.5%	6.3%	21.0%	7.4%
10 Year Compound Annual Growth Rate					12.7%	13.1%	5.5%	18.2%	15.3%
2000	11.000	17.066	0.294		17.8%	142.1%	6.5%	-9.1%	34.9%
2001	12.480	14.938	0.314		16.3%	-10.6%	3.2%	-11.9%	-12.4%
2002	13.960	14.934	0.336		14.6%	2.0%	3.4%	-22.1%	-20.7%
2003	15.650	20.288	0.890	*	18.5%	42.4%	4.8%	28.7%	21.0%
2004	16.940	20.240	0.403		10.8%	1.9%	6.6%	10.9%	7.2%
2005	17.530	21.008	1.312	*	11.2%	10.5%	6.7%	4.9%	14.1%
2006	18.910	23.280	0.590		11.2%	13.9%	6.0%	15.8%	10.9%
2007	19.710	15.410	0.630		7.6%	-31.5%	4.6%	5.6%	-6.3%
2008	15.910	11.920	0.670		-15.9%	-18.0%	1.8%	-37.0%	-58.1%
2009	16.490	10.040	0.680		7.9%	-10.1%	-1.8%	26.5%	13.9%
10 Year Compound Growth Rate					9.5%	7.4%	4.1%	-1.0%	-3.7%
2010	16.160	13.630	0.690		2.2%	43.4%	3.8%	15.1%	15.8%
2011	14.760	8.920	0.700		-4.3%	-27.2%	3.7%	2.1%	-8.3%
2012	14.030	10.650	0.710		-0.1%	23.4%	4.2%	16.0%	19.1%
2013	14.640	17.270	0.720		9.5%	70.7%	3.6%	32.4%	46.7%
2014	15.150	14.630	0.730		8.5%	-11.2%	4.4%	13.7%	8.3%
2015	14.980	18.630	0.740		3.8%	33.4%	4.0%	1.4%	2.3%
2016	17.160	19.000	0.750		19.6%	6.2%	2.7%	11.9%	17.6%
2017	17.720	21.380	1.760	*	13.5%	16.9%	4.3%	21.8%	16.2%
2018	17.230	20.570	0.780		1.6%	4.8%	5.4%	-4.4%	-11.2%
2019	$19.980	$22.370	$1.800	*	26.4%	17.8%	4.0%	31.5%	29.4%
10 Year Compound Annual Growth Rate					7.7%	14.8%	4.0%	13.6%	12.4%
52 Year Compound Annual Growth Rate					12.8%	12.4%	6.4%	10.2%	7.7%
Note: (*) Includes special cash dividends of $1.000, $1.000, $0.800, and $0.534 per share at September 2019 and December 31, 2017, 2005, and 2003, respectively.
Sources: (1) Old Republic Database / (2) Nominal Gross Domestic Product from Federal Reserve Bank St. Louis, with 2019 estimate.
(3) Standard & Poor’s Indices from S&P Global Market Intelligence LLC. Data for years 1989 and prior is not available for the S&P Insurance Index.

LEADERSHIP STRUCTURE AND RISK MANAGEMENT

The Company’s leadership structure and its risk management processes are overseen and monitored by the Board of Directors. Old Republic’s Board holds management singularly accountable for protecting and enhancing the value of the Company and its businesses. It therefore holds its CEO responsible for setting the proper tone in shaping and nurturing the institution’s culture and values in the interests of shareholders and all other stakeholders. Most critically, these other stakeholders include the policyholders to whom long-term promises of financial indemnity and stability are made by the Company’s insurance subsidiaries, the employees who possess the intellectual capital and business relationships necessary for the conduct and success of the Company, the debt holders who extend a portion of the capital at risk, and the regulators who are charged with protecting the public interest vested in the Company’s insurance businesses. To meet these responsibilities and objectives, the Board expects the CEO to be a knowledgeable and well-rounded leader who, as chief enterprise risk manager, is fully dedicated to Old Republic’s overall Mission and is best qualified to address and balance the interests of all stakeholders.

The Board believes that the Company's decades-long practice of joining the Chairman and CEO positions has been best suited to ensure the long-term value, financial stability, and growth of the Company and its insurance underwriting subsidiaries - all in the interest of its Mission and its stakeholders. During executive transition or other periods affecting the Board Chairman's and/or CEO's leadership roles, the Board has sole discretion to separate for an appropriate period of time the Chairman and CEO positions, and assign them to two qualified individuals with extensive and complementary operating knowledge of the Company and its insurance underwriting subsidiaries. Concurrent with the appointment of Craig R. Smiddy as CEO and his election to the Board and Executive Committee effective October 1, 2019, the Board determined that it was appropriate for Aldo C. Zucaro to continue as Chairman of the Board and its Executive Committee.

When the Chairman is not an independent director, the Company's by-laws require the appointment of a Lead Independent Director. The Lead Independent Director is appointed from among the independent directors and serves as that group’s liaison to the Chairman and/or CEO. In his or her capacity, the Lead Independent Director may preside at Board meetings in the Chairman’s absence, provide input to meeting agendas of the 1) full Board, 2) independent directors, and 3) Board committees, and to act as liaison among various committees’ chairmen in the resolution of inter-committee governance matters that may arise from time to time.

Old Republic’s multi-faceted business is managed through a relatively flat, non-bureaucratic organizational structure. The CEO has primary responsibility for managing enterprise-wide risk exposures. The Company avoids management by committee and other organizational impediments to the free flow of information and effective decision making. Long-established control processes and a variety of long-established methods are utilized to coordinate system-wide risk taking and risk management objectives. These processes and methods are based on the following major functions: lines of business responsibility, enterprise functions, and internal audit and peer reviews.

The lines of business operations managers are responsible for identifying, monitoring, quantifying, and mitigating all insurance underwriting risks falling within their areas of responsibility. These managers use reports covering annual, quarterly or monthly time frames to identify the status and content of insured risk, including pricing or underwriting changes. These management reports ensure the continuity and timeliness of appropriate risk management monitoring and enterprise-wide oversight of existing or emerging issues.

The enterprise functions incorporate system-wide risk management, including asset/liability matching that is aligned with underwriting exposure, regulatory and public interest compliance, finance, actuarial, and legal functions. These functions are independent of lines of business operations and are coordinated on an enterprise-wide basis by the CEO and other executive officers.

The internal audit, as well as related underwriting and claims management peer review functions and processes, provide reasonably independent assessments of management performance and internal control systems. Internal audit activities are intended to give reasonable assurance that resources are adequately protected and that significant financial, managerial and operating information is materially complete, accurate and reliable. This process is also intended to ensure that associates’ actions are in compliance with corporate policies, standards, procedures, internal control guidelines, and applicable laws and regulations.

The corporate culture, the actions of all our people, and the continuity of their employment are most critical to the Company’s risk management processes. Old Republic’s Code of Business Conduct and Ethics provides a framework for all employees to conduct themselves with the highest integrity in the delivery of the Company’s services to its customers and in connection with all Company relationships and activities.

BOARD OF DIRECTORS’ RESPONSIBILITIES AND INDEPENDENCE

Old Republic believes that good corporate governance begins with a board of directors that has full appreciation of the Company’s special place as a holding company for state-regulated insurance underwriting companies that are vested with a public trust. In consideration of the governance features set forth in the Company’s Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), Old Republic seeks to attract and has retained for many years Board members who possess certain critical personal characteristics, most importantly: (i) intelligence, honesty, good judgment, high ethics, and standards of integrity, fairness and responsibility, (ii) respect within the candidate’s social, business and professional community for his or her integrity, ethics, principles and insights; (iii) demonstrated analytic ability; and (iv) ability and initiative to frame insightful questions, to challenge questionable assumptions collegially, and to disagree in a constructive fashion in such circumstances as may arise in the course of the Company’s activities.

The Board of Directors’ main responsibility is to oversee the Company’s operations, directly and through several committees operating cohesively and collegially. In exercising this responsibility, each director is expected to utilize his or her business judgment in the best interests of the Company, its shareholders and all other stakeholders. The Board’s oversight duties include the following:

•	Ascertain that strategies and policies are in place to encourage the growth of consolidated earnings and shareholders’ equity over the long term;

•	Ascertain that the Company’s business is managed in a sound and conservative manner that takes into account the public interest vested in its insurance subsidiaries;

•	Provide advice and counsel to management on business opportunities and strategies;

•	Review and approve major corporate transactions;

•	Monitor the adequacy of the Company’s internal control and financial reporting systems and practices to safeguard assets and to comply with applicable laws and regulations;

•	Ascertain that appropriate policies and practices are in place for managing the identified risks faced by the enterprise;

•	Evaluate periodically the performance of the CEO in the context of the Company’s Mission and performance metrics;

•
Review and approve senior management’s base and incentive compensation taking into account the business’s performance gauged by its intermediate and long-term returns on equity, growth of operating earnings, and financial soundness;

•	Periodically review senior management development and succession plans at corporate and operating subsidiary levels;

•	Select and recommend for shareholder election candidates deemed qualified for Board service;

•
Select and retain an independent registered public accounting firm for the principal purpose of expressing its opinion on the annual financial statements and internal controls over financial reporting of the Company and its subsidiaries;

•	Act as the Board of Directors of the Company’s significant insurance company subsidiaries; and

•	Monitor, review and approve the operations and major policy decisions of the Company’s insurance subsidiaries.

In considering the qualifications and independence of Board members and candidates, the Governance and Nominating Committee and full Board seek to identify individuals who, at a minimum:

•	Satisfy the requirements for director independence, as set out in the Company’s Corporate Governance Guidelines, in the Listed Company Standards of the NYSE, and in the regulations of the SEC;

•	Are, or have been, senior executives of businesses or professional organizations; and

•
Have significant business, financial, accounting and/or legal backgrounds that lend themselves to the unique nature of the Company’s insurance underwriting operations in addressing market, customer, and societal needs.

While the Company does not have a formal policy governing diversity among directors or candidates, the Board believes that diverse backgrounds are valuable attributes to service on our Board. In addition to the professional and personal qualifications already noted, consideration is given to diversity characteristics in the nomination process.

In attracting and retaining members of the Board of Directors, the Company adheres faithfully to a non-discrimination policy. Old Republic places great value on members’ long-term, successful experience in businesses and professions that can add meaningfully to its mission’s purpose and long-term strategy. In these regards, long board tenure is favored as it enables a knowledge-based, long-term perspective on the Company’s business, and provides greater assurance of stability, continuity, and sustainability of the enterprise and its mission. To these ends, Old Republic’s and its key insurance underwriting subsidiaries’ boards of directors have been classified into three classes for many decades. This staggered board organization recognizes policyholders’ dependence on the insurance underwriting subsidiaries’ stability and reliability to meet their just obligations of financial indemnity over long periods of time.

The long-term orientation to board service notwithstanding, the Company has a directors’ retirement policy applicable to members who have attained age 75. Pursuant to this policy, the Board, at its meeting to slate directors for 2020, evaluated the qualifications and long-term and continuing contributions of Ms. Taubitz and Messrs. Steiner and Zucaro as directors. The Board, with these three individuals abstaining, unanimously recommended waiving the policy’s application and slated these incumbent directors for re-election.

Ten of the Company’s directors have been affirmatively determined to qualify as “independent” directors in accordance with Section 303A.02 of the Listed Company Standards of the NYSE, Rule 10C-1 and item 407 (a) of Regulation S-K of the SEC. Neither they nor any members of their immediate families have had any of the types of disqualifying relationships with the Company or any of its subsidiaries during 2019 or the two years prior to that, as set forth in subsection (b) of Section 303A.02 of the NYSE’s Listed Company Standards. The independent directors, who are listed below, selected a Lead Independent Director from among them and met on a regular basis during 2019 in executive sessions without management present. The Lead Independent Director is nominated by the Governance and Nominating Committee and is elected annually by the independent directors. Arnold L. Steiner was Lead Independent Director for 2019 and continues in that capacity. The entire Board and each of its standing Committees conduct an annual self-evaluation, which includes a determination of each member’s independence.

Mr. Kovaleski, who is retired from a subsidiary of the Title Group, received no non-retirement compensation from the Title Group or the Company since 2018 and no other compensation except the annual retainer that other directors receive. Mr. Dew, who is retired from Republic Mortgage Insurance Company (“RMIC”), a subsidiary of the Company, and Mr. LeRoy, who is the retired General Counsel of the Company, received no non-retirement compensation from RMIC or the Company during the past three years other than the annual retainer and committee fees that other directors receive. As such, Messrs. Dew and LeRoy have each been determined to be an “independent director” by the Board as that term is used in Section 303A.02 of the Listed Company Standards of the NYSE, Rule 10C-1 and item 407(a) of Regulation S-K of the SEC.

Directors receive a broad array of public and internal proprietary information upon becoming members of the Board. This enables them to become familiar with the Company’s business, strategic plans, significant financial, accounting and management matters, compliance programs, conflict of interest policies, Code of Business Conduct and Ethics (see Code of Business Conduct and Ethics in the Governance section at www.oldrepublic.com), Corporate Governance Guidelines (see Governance section at www.oldrepublic.com), principal officers, and the independent registered public accounting firm. Further, the Company supports directors taking advantage of, and attending, director education programs whenever convenient and appropriate. Even with such assistance and in part as the result of the specialized nature of the Company’s businesses and the regulatory framework in which it operates, it is the Company’s view that some time is typically required for a new director to develop knowledge of the Company’s business. Reflecting this necessary personal development, each director is expected to serve two or more three-year terms on the Company’s classified Board, on several of its key insurance subsidiaries’ boards, and on one or more Board Committees. Owing to the risk-taking nature of much of the Company’s business, a demonstrated long-term orientation in a Board member’s business dealings and thought processes is considered very important.

CORPORATE GOVERNANCE UPDATES

The Board is committed to corporate governance principles and practices with a long-term orientation. The Board periodically reviews these principles and practices to ensure they are properly aligned with the interests of all stakeholders. After discussions with several shareholders, the Board amended the Company's by-laws in February 2020 to adopt a so-called proxy access provision. The Company's proxy access by-law incorporates so-called "market" terms. More particularly, the provision allows a shareholder (or a group of up to 20 shareholders) that own at least 3% of the Company's Common Stock for at least three years to submit a number of nominees equal to 20% of the number of directors serving on the Board. If an eligible shareholder wishes to nominate a director and to have that nominee listed in the Company's proxy materials, proper written notice must be provided to the Secretary of the Company not more than 150 and at least 120 days before the anniversary of the Company's last proxy statement. Additional procedural and informational requirements are set forth in the text of the by-law provision, which can be accessed on the Company's website at www.oldrepublic.com.

The decision to adopt proxy access reflects the Board's continual assessment of the governance attributes that best serve the long-term interests of all the Company's stakeholders.

As already discussed, the governance principles and practices emphasize stability, continuity, and sustainability of the enterprise as primary objectives for achieving the greatest long-term value for all stakeholders. To safeguard these objectives, the Company has had a shareholders’ rights plan in place for more than three decades. The plan, which was once again renewed in 2017 for a ten-year term, is intended to deter possible opportunistic hostile tender offers and other abusive takeover transactions that may favor one group of shareholders over another. The plan imposes substantial dilution upon any shareholder who acquires in excess of 20% of Old Republic shares without prior Board approval. As a legally valid and powerful tool, the plan underpins and protects the Board’s ability to reject an unsolicited takeover proposal that it believes, in the good faith of its business judgment, is inadequate and not in the best long-term interests of Old Republic and all of its shareholders and other stakeholders.

As part of its governance duties, the Board reviews the Annual Meeting of the Shareholders vote concerning directors as well as other matters on the agenda. It has historically considered votes withheld from the election of a director as the equivalent to a vote against the director. In the event that any director receives a significant withhold vote in an election, the Governance and Nominating Committee is committed to investigating the reason or reasons for such a withhold vote. Following its investigation, the Committee can make such recommendations to the full Board as are appropriate in light of the circumstances. Such actions may include a request that the director resign, but it is possible that no action may be recommended.

The Board reviewed the 2019 Annual Meeting of the Shareholders vote, including the significant withheld votes that certain directors received. It concluded that certain shareholders, including significant institutional shareholders, withheld votes for these directors because the corporate governance positions of the Company may not be consistent with certain stated preferences of those institutional shareholders and certain proxy advisory firms. As a result of its review, the Board determined not to request the resignations of any of the Class 2 directors following the 2019 shareholder meeting. However, under the Board's oversight, and in one instance with the participation of an independent director, the Company's management engaged with certain shareholders to gain perspective on several topics, including governance. This engagement informed the decisions to:

•adopt the Company's proxy access by-law described above;
•prepare a sustainability report with a target completion date of December 2020; and

•	continue to engage with shareholders in 2020 to inform the Company of shareholders' perspectives and to better communicate the Company's long-term strategic goals.

PROCEDURES FOR THE APPROVAL OF RELATED PERSON TRANSACTIONS

In addition to a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer (CEO) and Senior Financial Officer (CFO), Old Republic also has a conflict of interest policy, which is circulated annually and acknowledged by all directors, officers and key employees of the Company and its subsidiaries. This policy states that no director, officer, or employee of the Company or its subsidiaries may acquire or retain any interest that conflicts with the interest of the Company. This includes direct or indirect interests in entities or individuals doing business with the Company or its subsidiaries. If such a conflict occurs, the director, officer or employee is required to make a written disclosure of the conflict to the Company for evaluation by the Audit Committee or full Board of Directors.

The directors, officers and affected employees are required to notify the Company of the actual or potential existence of a related party transaction, as defined by the Listed Company Standards of the NYSE and the SEC rules. Directors are required to notify the Chairman of the Board, unless the Chairman is an affected director, in which case he or she is required to notify the Lead Independent Director. Executive officers are required to notify the CEO, unless the CEO is the affected executive, in which case he or she is required to notify the Chairman or Lead Independent Director, as appropriate. Under the procedures, the CEO, Chairman or Lead Independent Director, as applicable, must conduct a preliminary inquiry into the facts relating to any existing or potential related party transaction. If, based upon the inquiry and the advice of legal counsel, the CEO, Chairman or Lead Independent Director, as applicable, believe that an actual or potential related party transaction occurred, exists, or might occur, he or she is required to notify the entire Board. In turn, the Board is required to conduct a full inquiry into the facts and circumstances concerning a conflicted transaction and to determine the appropriate actions, if any, for the Company to take. Any director who is the subject of an existing or potential related party transaction will not participate in the decision-making process of the Board relating to what actions, if any, shall be taken by the Company with respect to such transaction.

DELINQUENT SECTION 16(a) REPORTS

The Company believes that all reports required by Section 16(a) were properly filed during the year ended December 31, 2019.

THE BOARD AND ITS COMMITTEES

The Board of Directors met four times, once each quarter, and participated in one interim telephonic meeting in 2019. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board and committees on which each served. The Company does not require its Board of Directors to attend the Annual Meeting of the Shareholders, as such meeting is conducted by the Chairman who is designated to speak with one voice in the representation of the entire Board of Directors for these and other purposes.

Membership on the Company's Audit, Compensation, and Governance and Nominating Committees consists exclusively of independent directors. The members, chairpersons and vice-chairpersons of these Committees are recommended each year to the Board by the Governance and Nominating Committee in consultation with the Executive Committee. Each of these Committees has the authority and funding to retain independent advisors or counsel as necessary and appropriate in the fulfillment of its duties. Each chairperson sets the agenda of their respective Committee's meetings, consulting as necessary and appropriate with the Chairman of the Board. All directors have full and free access to the Company's senior management during scheduled meetings of the Board and its Committees.

The following table shows the membership of the Board of Directors and its Committees as of the date of this proxy statement.

BOARD AND COMMITTEE MEMBERSHIP
Committees
Director	Independent Directors(a)	Other Directors(b)	Audit	Compensation	Executive	Governance and Nominating
Steven J. Bateman	●		●(c)	●
Harrington Bischof	●			●	●	●
Jimmy A. Dew	●			●
John M. Dixon	●			●(d)	●	●
Charles J. Kovaleski		●
Spencer LeRoy III	●					●(e)
Peter B. McNitt	●		●(c)	●
Glenn W. Reed	●		●	●		●
Craig R. Smiddy (f)		●			●
Arnold L. Steiner	●(g)			●	●	●
Fredricka Taubitz	●		●(c)(d)	●	●
Steven R. Walker	●		●		●	●(d)
Aldo C. Zucaro		●			●(d)
Number of meetings	5		7	5	4	5

(a)	Independent Director as that term is defined in SEC Rules and the Listed Company Standards of the NYSE.

(b)	The Other Director classification includes all directors who are members of management, or do not currently meet the standard indicated in (a) above.

(c)	Financial Experts as that term is defined in SEC Regulation S-K.

(d)	Chairman

(e)	Vice Chairman

(f)	Mr. Craig R. Smiddy was elected a director effective October 1, 2019.

(g)	Lead Independent Director

Audit Committee
Members:	Steven J. Bateman	Fredricka Taubitz, Chairman
	Peter B. McNitt	Steven R. Walker
Glenn W. Reed

The Audit Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and like all other Board committees reports through its chairman in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Audit Committee is organized to assist the Board in monitoring: (1) the integrity of the Company’s financial statements and the effectiveness of the Company’s internal controls over financial reporting, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, performance, and independence of the registered public accounting firm, and (4) the qualifications and performance of the Company’s internal audit function. Further, it is charged with preparing the annual report required by SEC rules to be included in the Company’s proxy statement (which is printed below), and serving as the audit committee of each of the Company’s regulated insurance subsidiaries to the extent required by the National Association of Insurance Commissioners’ Model Audit Rule.

The Audit Committee held seven meetings during 2019 with the Company’s independent registered public accounting firm and management, four of which were held prior to the Company’s filing of quarterly reports on SEC Form 10-Q and its annual report on SEC Form 10-K.

Old Republic has dedicated significant resources across the enterprise to monitor and address its cyber and information security risks. A working group established across all operating subsidiaries meets regularly and reports to members of senior management. On a quarterly basis, management updates the Audit Committee on current issues. Third party consultants are retained at the parent level and their expertise is available to all subsidiaries.

Each Audit Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC Rule 10A-3(b)(1) and the NYSE’s Listed Company Standards. Three members of the Committee are deemed to qualify as audit committee financial experts as that term is defined in SEC Regulation S-K. No member served on the audit committees of more than two other publicly held companies.

Compensation Committee
Members:	Steven J. Bateman	Peter B. McNitt
	Harrington Bischof	Glenn W. Reed
	Jimmy A. Dew	Arnold L. Steiner
	John M. Dixon, Chairman	Fredricka Taubitz

The Compensation Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation and, like all other Board committees, reports through its chairman in making recommendations to the full Board. While information appearing on the Company’s website is not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Compensation Committee is responsible for: (1) evaluating the CEO’s performance and setting compensation (“compensation” meaning the annual salary, bonus, incentive and equity compensation package), (2) reviewing and approving, with input from the CEO and President of the Company, the evaluation and compensation of certain other executive officers and senior executives of the Company and its subsidiaries, (3) reviewing and advising on general levels of compensation of other employees, (4) reviewing the Company’s pension, incentive compensation and stock option plans, (5) preparing the annual report (which is printed below) required by SEC rules to be included in the Company’s proxy statement (6) retaining compensation consultants, independent legal counsel or other advisers, and (7) taking such other actions as may be necessary to perform its functions. The Committee is also responsible for reviewing directors’ compensation.

Each Compensation Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards. The independence and possible conflicts of interest of consultants, counsels or advisors retained by the committee (as required by the NYSE’s Listed Company Standards and SEC Rule 10C-1) are taken into consideration when they are selected. Inquiries into any possible conflicts of interest are made when such persons are retained and annually thereafter, if their services are continued.

In 2019, the committee retained Fredrick W. Cook & Co., Inc. to review the Company's compensation programs and procedures applicable to the Company's executive officers and directors. The consultant was asked to provide a comparison of the compensation programs of companies similar in size, operation and organization to the Company, including a review of a peer group of companies determined by the Committee to be appropriate for comparison. The consultant has not performed any other work for the Company or any of its subsidiaries and has played no role in recommending the amount and form of compensation for the executive officers or directors of the Company. The consultant is considered independent according to SEC Rule 10C-1 and the requirements of the Dodd-Frank Act. All Compensation recommendations are made solely by the Compensation Committee following consultation with the CEO regarding the Company’s executive officers (other than the CEO and the President) and other senior members of the Company’s management.

The Compensation Committee, at the direction of the Board, has reviewed the Company’s compensation policies and practices and has concluded that they do not encourage ORI’s senior executives or employees at large to take unnecessary or excessive risks to attain short-term results, or that could adversely affect management of the Company for the long run.

Executive Committee
Members:	Harrington Bischof	Fredricka Taubitz
	John M. Dixon	Steven R. Walker
	Craig R. Smiddy	Aldo C. Zucaro, Chairman
Arnold L. Steiner

The Executive Committee operates pursuant to a written charter approved by the Board of Directors and, like all other Board committees, reports through its chairman in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

Pursuant to its charter, the Executive Committee (1) acts as the Company’s finance committee and reviews, approves, and recommends for approval by the full board the Company’s investment policies, (2) reviews, approves, and recommends for approval by the full board the Company’s dividend and capitalization policies, (3) monitors the Company’s enterprise risk management¸ (4) analyzes potential acquisitions or divestitures by the Company or its subsidiaries, (5) annually reviews and evaluates management development and executive succession plans, (6) oversees the Company’s pension, BSP and ESSOP, and other significant benefit plans, and (7) makes any necessary and appropriate recommendations to the Governance and Nominating Committee regarding Board and Committee membership.

Governance and Nominating Committee
Members:	Harrington Bischof	Glenn W. Reed
	John M. Dixon	Arnold L. Steiner
	Spencer LeRoy III, Vice Chairman	Steven R. Walker, Chairman

The Governance and Nominating Committee is organized to oversee the Company’s policies relative to the size, composition and qualifications of the Board of Directors. The Committee operates pursuant to a written charter approved by the Board of Directors, performs an annual self-evaluation, and, like all other Board committees, reports through its chairman in making recommendations to the full Board. While not incorporated by reference in this proxy statement, the Committee’s charter may be viewed at www.oldrepublic.com. Printed copies are available to shareholders upon request.

The Governance and Nominating Committee is authorized to: (1) establish procedures and qualification criteria to identify and recommend qualified candidates for election to the Board, taking into consideration any recommendations from the Executive Committee, (2) review annually the qualifications and requirements of the member directors, the structure and performance of Board Committees and, jointly with the Compensation Committee, the compensation for Board members, (3) develop, recommend and annually reassess the Corporate Governance Guidelines applicable to the Company, (4) periodically review, in conjunction with the Executive Committee, the Company’s succession plans with respect to the CEO and other senior officers, (5) maintain and recommend changes to the Board-approved Code of Business Conduct and Ethics and the Code of Ethics for the Principal Executive Officer and Senior Financial Officer, and (6) serve in an advisory capacity to the Board and its Chairman on matters of the organizational and governance structure of the Company.

The Board of Directors is currently composed of thirteen persons of whom ten are classified as independent. While total membership may vary from time to time, it is the Company’s longer-term objective to have a Board consisting of nine to eleven members with at least 80% qualifying as independent. In conjunction with the responsibilities listed at (1) and (2) immediately above, the Committee evaluates and proposes new and continuing candidates for Board and Committee memberships. In these regards, the Committee takes into account the factors set forth in the three paragraphs that address “the qualifications and independence of Board members and candidates…” on pages 14 and 15 of this Proxy Statement.

The Committee may consider director candidates nominated by shareholders. Any name presented for consideration must be submitted to the Committee’s Chairman with a copy to the Secretary no later than 120 days before the anniversary date of the Company’s last proxy statement in order to be included in the Company’s proxy statement or on its form of proxy. It should be accompanied by a comprehensive description of the person’s qualifications plus additional sources of relevant information that will assist the Committee in its review of the person’s background and qualifications before making a determination of the candidate’s fitness to serve. All candidates nominated by shareholders will be evaluated with the same minimum criteria discussed in this proxy statement. A candidate who does not display such criteria will not be recommended by the Committee for membership on the Board. Given the long-term, regulated nature of the Company’s business, nominees will not be considered if they are regarded simply as representatives of a particular shareholder or group of shareholders with a short-term agenda and not oriented toward the demands of a regulated insurance business vested with the public interest.

Each Governance and Nominating Committee member has been affirmatively determined by the Board of Directors to qualify as “independent” in accordance with SEC rules and the NYSE’s Listed Company Standards.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Shareholders of the Company and other interested parties may communicate with the Lead Independent Director, the independent directors, the Board of Directors as a whole, or with any individual director. Such communications must be in writing and sent to Old Republic International Corporation, c/o Secretary, 307 N. Michigan Ave, Chicago, IL 60601. The Secretary will promptly forward such communications to the intended recipient.

ITEM 2
RATIFICATION OF THE SELECTION OF AN INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In accordance with its charter, the Audit Committee has selected the firm of KPMG LLP (“KPMG”), an independent registered public accounting firm, to be the Company’s independent registered public accounting firm for the year 2020. The selection has been approved by the Board of Directors and remains subject to a review of KPMG’s proposed fee and scope of the audit. In the ordinary course of corporate governance, the Board of Directors is asking and recommending that the shareholders ratify this selection subject to the Committee’s acceptance of KPMG’s proposed fee and audit scope. The Company is not required to take any action as a result of the outcome of the vote on this proposal. However, in the event the shareholders fail to ratify this selection, the Board of Directors and the Audit Committee will investigate the reasons for the shareholders’ rejection and may consider whether to retain KPMG or to appoint another independent registered public accounting firm. Even if the selection of KPMG is ratified, the Board of Directors and Audit Committee, at their discretion, may direct the appointment of a different independent registered public accounting firm if they believe that such a change would be in the best interests of the Company’s shareholders and other stakeholders.

EXTERNAL AUDIT SERVICES

The Audit Committee had previously selected KPMG as the Company’s independent registered public accounting firm to examine its consolidated financial statements for the year ended December 31, 2019. A member of KPMG will be invited to attend the Company’s Annual Meeting of the Shareholders. He or she will be provided with an opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

KPMG’s aggregate fees for professional services for 2019 and 2018 are shown below.

Type of Fees	2019	2018
Audit Fees	$5,631,400	$5,475,108
Audit Related Fees	207,195	167,992
Tax Fees	—	—
All Other Fees	—	—
Total	$5,838,595	$5,643,100

The term “Audit Fees” refers to expenses covering: (a) professional services rendered by the auditors for the audit of the Company’s consolidated annual financial statements and internal control over financial reporting included in the Company’s Form 10-K, (b) reviews without audit of financial statements included in the Company’s Forms 10-Q, and (c) services normally provided by the auditors in connection with mandated audits of statutory financial statements and filings. “Audit Related Fees” refers to charges for assurance and related services by the auditors that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees”. Audits of most of the Company’s employee benefit plans are performed by an independent audit firm other than KPMG. “Tax Fees” refers to fees for professional services rendered by the auditors for tax compliance. The term “All Other Fees” refers to fees for products and services provided by the auditors, other than those reported under the preceding categories.

The charter of the Audit Committee requires that it preapprove all non-audit work by the Company’s independent registered public accounting firm. In determining whether to approve non-audit services, the Committee considers whether the services in question facilitate the performance of the audit, improve the Company’s financial reporting process or are otherwise in the Company’s and its shareholders’ interests. All of the Audit-Related Fees billed to the Company in 2019 and 2018 were approved by the Audit Committee pursuant to the pre-approval waiver requirements of SEC Regulation S-X.

KPMG has advised the Committee of its independence with respect to the Company.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR the selection of KPMG as the Company’s independent registered public accounting firm, subject to the Audit Committee’s approval of that firm’s fee and audit scope proposal for 2020. Proxies solicited by the Board of Directors will be voted in favor of the selection of this firm unless shareholders specify to the contrary. The results of this vote will be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

AUDIT COMMITTEE REPORT FOR 2019

In accordance with its written charter, the Audit Committee performs the oversight role assigned to it by the Board of Directors. As part of its oversight responsibilities, the Audit Committee appointed KPMG as the Company’s independent registered public accounting firm for 2019.

Management has responsibility for preparing the Company's financial statements as well as for the Company's financial reporting process and internal controls. KPMG is responsible for expressing opinions on the conformity of the Company's audited financial statements with U.S. Generally Accepted Accounting Principles, and the effectiveness of the Company's internal control over financial reporting.

The Audit Committee met with KPMG, with and without management representatives present, to discuss the results of its examinations, its evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. During 2019, the Audit Committee reviewed the interim financial and other information contained in each quarterly report on Form 10-Q filed with the SEC with the Chief Executive Officer, Chief Financial Officer, and KPMG prior to its filing. The Annual Report on Form 10-K was similarly reviewed. In addition, the Audit Committee took up with KPMG matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Further, the Audit Committee received and discussed the written communications from KPMG required by applicable requirements of the PCAOB regarding KPMG’s independence. The Audit Committee reviewed the Company’s internal audit function, including the reporting obligations and proposed audit plans and periodic reports summarizing the results of internal auditing activities. The Audit Committee met regularly with the Company’s legal counsel to review the status of litigation involving the Company or its subsidiaries and to ascertain that the Company complied with applicable laws and regulations.

Following all of these discussions and reviews, the Audit Committee recommended to the Board of Directors and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

By the 2019 Audit Committee
Steven J. Bateman	Fredricka Taubitz, Chairman
Peter B. McNitt	Steven R. Walker
Glenn W. Reed

COMPENSATION MATTERS

COMPENSATION COMMITTEE REPORT FOR 2019

The Compensation Committee met its oversight responsibilities for the year 2019 by reviewing and discussing with the Company’s management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based upon this review, its discussions and its activities, the Compensation Committee recommended that the CD&A be included in this proxy statement.

By the 2019 Compensation Committee:
Steven J. Bateman	Peter B. McNitt
Harrington Bischof	Glenn W. Reed
Jimmy A. Dew	Arnold L. Steiner
John M. Dixon, Chairman	Fredricka Taubitz

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has served within the last three years as an officer or employee of the Company or any of its subsidiaries, nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any director of the Company or member of the Compensation Committee.

DIRECTORS’ COMPENSATION

The directors receive an annual retainer of $130,000, plus an additional annual committee fee of $13,000 for each committee on which they serve. The Lead Independent Director and chairmen of the Executive, Governance and Nominating and Compensation Committees each receive an additional retainer of $13,000. The chairman of the Audit Committee receives an annual retainer of $19,500. The vice-chairmen of each committee receive an additional retainer of $6,500. Board members also serve as directors of several regulated insurance underwriting subsidiaries of the Company, for which no additional compensation is paid. In addition, the Company and its subsidiaries either directly pay or reimburse directors for travel, lodging and related expenses incurred in attending director or Committee meetings.

Non-employee directors do not receive stock awards, stock options, incentive compensation awards, deferred compensation awards, pensions, or any other compensation programs or arrangements that the Company might offer to its employees or those of its subsidiaries. Independent directors may not receive any form of compensation from the Company other than director’s fees in order to remain qualified as independent.

Director compensation is reviewed annually, and any changes are recommended by the Compensation Committee in consultation with the CEO and any independent consultant retained by the Compensation Committee for that purpose. The Compensation Committee’s recommendations are, in turn, voted upon by the full Board. Directors who are employees of the Company or its subsidiaries receive no compensation for their services as directors or committee members.

The following table lists the compensation paid to each director of the Company eligible to receive such fees. Mr. Smiddy, as an employee of the Company, has his compensation reported in the Summary Compensation Table shown elsewhere in this proxy statement. Since October 1, 2019, Mr. Zucaro only receives compensation as a director and as a member and as the Chairman of the Executive Committee, which compensation is reported in the 2019 Directors’ Compensation Table shown below. Mr. Zucaro’s compensation through September 30, 2019, when he retired as the Company’s Chief Executive Officer, is reported in the Summary Compensation Table.

2019 Directors’ Compensation
Name	Fees Earned or Paid in Cash
Steven J. Bateman	$156,000
Harrington Bischof	169,000
Jimmy A. Dew	143,000
John M. Dixon	182,000
Charles J. Kovaleski	130,000
Spencer LeRoy III	143,000
Peter B. McNitt	143,000
Glenn W. Reed	169,000
Arnold L. Steiner	182,000
Fredricka Taubitz	183,083
Charles F. Titterton (1)	169,000
Dennis Van Mieghem (2)	169,000
Steven R. Walker	175,500
Aldo C. Zucaro (3)	39,000

(1)	Mr. Titterton retired as a director effective February 29, 2020.

(2)	Mr. Van Mieghem retired as a director effective December 31, 2019.

(3)	The fees shown for Mr. Zucaro were paid in his capacity as a director and Executive Committee Chairman beginning on October 1, 2019.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Compensation levels are set to enable the Company to attract, reward and retain key executives and other associates critical to its long-term success. The Board of Directors believes that compensation paid to executive officers with major policy setting responsibilities should be closely aligned with the Company’s performance on both a short-term and long-term basis. In this regard, incentive compensation is established principally on the basis of: (a) premiums and fees growth, (b) achieved returns on equity in excess of a preset minimum, (c) growth in operating earnings, and (d) underwriting results over minimum five-year periods. For all executive officers, senior members of management, and key employees, compensation is based in part on these factors, as well as on their individual performances in the long-term interest of the Company.

Executive officers, including the CEO and Chief Financial Officer (“CFO”), do not have employment contracts. They and all other associates of the Company and its subsidiaries are “employees-at-will”. Compensation for most senior members of management is set annually by the Compensation Committee of the Board of Directors based either on its sole determination or in consultation with the CEO and President. The Company does not generally set any salary, incentive award or stock option based on targets or conditions for its executive officers that will automatically result in salary increases or awards based solely on the achievement of such targets or conditions. Rather, the Company attempts to make the total compensation paid to executive officers, the most senior members of management and its other employees reflective of the financial performance achieved by the Company and the individual divisions or operating units for which they work. In certain cases, employees’ individual performance is subjectively evaluated and their incentive compensation is set at levels reasonably competitive with Old Republic’s understanding of compensation employment benefit levels at other companies in the insurance industry. In reaching compensation decisions, the Company does not measure each individual element of compensation against similar elements paid by other companies or its peer group, nor is any compensation element or the total compensation paid to any executive based solely on comparisons with those of other companies or their executives.

The Board of Directors and Compensation Committee reviewed last year’s shareholder vote concerning executive compensation and took into account that vote along with all other considerations in its review and determination of compensation for the current year. In the normal course of events, the Committee expects to also consider that vote and future votes concerning executive compensation when reviewing any possible changes in compensation programs.

The companies Old Republic has selected as members of its peer group for 2019 are: American Financial Group, Inc., American International Group, Inc., W. R. Berkley Corporation, Chubb Limited, Cincinnati Financial Corporation, CNA Financial Corporation, Fidelity National Financial, Inc., First American Financial Corporation, The Hartford Financial Services Group, Inc., Stewart Information Services Corporation and The Travelers Companies, Inc. (A comparison of the aggregate stock performance of Old Republic and this peer group appears in the chart in Part II of the Company’s Annual Report on Form 10-K, and in this Proxy statement.)

Executive Performance Considered in Reaching Compensation Decisions

Old Republic rewards performance that the Compensation Committee believes will lead to both the short and long-term success of the Company and its subsidiaries. The Committee evaluates the Company’s CEO performance and compensation primarily in the context of the following factors.

•	Vision and planning in managing the Company for the long-run

•	Strategies established and implemented to accomplish this important objective

•	Leadership qualities

•	Judgment in making decisions regarding plans and general management of the Company’s affairs

•	Commitment to achieving goals, especially when faced with adversity

•	Ability in setting objectives and promoting the best interests of the Company’s shareholders, the beneficiaries of its subsidiaries’ insurance policies, and those of other stakeholders

•	Adherence to high ethical standards that promote and protect the Company’s good name, culture and reputation

None of these factors is given any greater weight than another. Rather, each Compensation Committee member subjectively reviews these factors in the aggregate and exercises his or her best professional business judgment in reaching conclusions. The Committee independently evaluates the CEO’s performance and compensation, and that of other key executive officers in consultation with the CEO and other members of the Office of the Chief Executive Officer as circumstances warrant. The performance of certain non-policy-making senior members of the Company’s management is similarly reviewed.

Elements of Compensation and the Factors and Rationale in Determining Compensation Amounts

The compensation paid to the CEO, other executive officers, and senior members of the Company’s and key operating subsidiaries’ management is usually composed of the following basic elements treated as a total compensation package:

•	Annual salary;

•
Awards issued under the Key Employee Performance Recognition Plan (“KEPRP”) maintained by the Company or any one of its subsidiaries, is reported in the following Summary Compensation Table under the column captioned "Bonus". Such awards are usually comprised of both cash and deferred compensation. These awards are principally based on the factors described in the first paragraph under Compensation Philosophy and Objectives. In relatively few cases, special awards based upon individuals’ performances or extraordinary contributions in any one year or longer period of time may also be made;

•	Awards issued under the Incentive Compensation Plan (traditionally stock options); and

•	Other employment benefits such as life and health insurance programs, the ESSOP, and the BSP.

The following table shows the segmented sources of Old Republic’s pretax operating income and its net operating income or loss for the past five years. The level and trends in earnings of such segments and their past and most recent contributions to the Company’s growth in the shareholders’ equity account are important considerations in the determination of cash and stock option incentive compensation for executive officers and other senior members of the Company’s executive team.

	Segmented Results ($ in Millions)
	2019	2018	2017	2016	2015
Segmented and consolidated pretax income (loss)
excluding investment gains (losses):
General insurance	$370.2	$363.9	$340.3	$319.9	$336.4
Title insurance	230.8	219.3	237.1	210.2	166.8
Corporate and other (a)	54.8	40.4	9.9	13.0	7.6
Subtotal	655.9	623.8	587.3	543.3	511.0
RFIG run-off business	30.3	49.9	(73.5)	69.8	29.4
Consolidated pretax income (loss)
excluding investment gains (losses)	686.2	673.7	513.8	613.1	540.4
Income taxes (credits) on above (b)	132.0	117.2	195.7	193.5	177.7
Net income (loss) excluding
investment gains (losses)	$554.2	$556.4	$318.0	$419.6	$362.7

(a)	Represents amounts for Old Republic’s holding company parent, minor corporate services subsidiaries, and a small life and accident insurance operation.

(b)	2017 Includes $41.8 of deferred income tax expense to adjust to the 21% tax rate of 2018 pertaining to operations as of December 31, 2017.
SUMMARY COMPENSATION TABLE

The following table shows the compensation summary for the senior policy-making executive officers. Bonus (KEPRP awards) and stock option awards for Messrs. Zucaro, Mueller, and Smiddy have been based to a significant degree on the Company’s consolidated results. Mr. Yeager’s compensation is largely based on the results of the Title Insurance group and Mr. Gray's compensation is largely based on the results of the General Insurance group. Mr. Oberst was appointed an executive officer of the Company effective October 1, 2019. As a result, his compensation described in the table below reflects his performance as CEO of the subsidiary with which he was primarily associated during 2019.

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SUMMARY COMPENSATION TABLE
(a) Name and Principal Positions	(b) Year	(c) Salary		(d) Bonus (1)		(e) Value of Stock Option Awards (2)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)(4)	(g) All Other Compensation (5)		(h) Total ($)
Craig R. Smiddy	2019	$663,750	*	$728,706		$240,900	$—	$13,419		$1,646,775
President and Chief	2018	581,667		622,105		154,000	—	14,990		1,372,762
Executive Officer - Effective	2017	494,999		562,367		98,100	—	14,888		1,170,354
October 1, 2019	2016	485,000		473,349		87,500	—	14,277		1,060,126
	2015	475,000		428,780		33,500	—	13,518		950,798

Karl W. Mueller	2019	491,667		303,907		131,000	69,900	16,250		1,012,724
Senior Vice President	2018	481,667		256,810		138,600	—	19,001		896,078
and Chief Financial Officer	2017	471,666		239,969		129,165	47,946	18,694		907,440
	2016	465,000		209,901		131,250	288	17,657		824,096
	2015	455,000		191,344		73,700	—	16,610		736,654

W. Todd Gray	2019	506,667		411,995		23,580	—	12,159		954,401
Senior Vice President and
Treasurer - Effective July 1,
2019
				(8)
Stephen J. Oberst	2019	421,538	*	552,132		107,860	107,645	42,335	(7)	1,231,510
Executive Vice President -
Effective October 1, 2019

Rande K. Yeager	2019	543,654		779,808		131,000	78,739	22,834		1,556,035
Executive Chairman - Title	2018	529,712		684,219		138,600	—	20,760		1,373,291
Insurance Group	2017	519,134		2,093,977	(6)	171,675	41,806	21,741		2,848,333
	2016	510,000		686,357		140,000	26,674	20,704		1,383,735
	2015	495,000		606,369		80,400	—	19,965		1,201,734

Aldo C. Zucaro	2019	719,167	**	69,456		262,000	1,557,546	18,333		2,626,502
Chairman, formerly Chief	2018	936,667		797,332		308,000	1,076,134	17,158		3,135,291
Executive Officer until	2017	911,666		740,899		327,000	645,543	19,527		2,644,635
September 30, 2019	2016	895,000		636,809		350,000	306,047	18,017		2,205,873
	2015	870,000		582,978		268,000	416,266	18,526		2,155,770

*
Effective October 1, 2019, with the change in responsibilities of Messrs. Smiddy and Oberst, their base salaries changed. Mr. Smiddy's base annual salary was increased to $725,000 a year and Mr. Oberst's base salary was increased to $475,000.

**
Mr. Zucaro's salary ended effective September 30, 2019, but he began receiving fees as a director and chairman of the Executive Committee of $13,000 per month for a total of $39,000 in 2019. These director fees are included in the amount shown for Mr. Zucaro in the 2019 Directors' Compensation table on page 23.

(1)
The awards in this column are made pursuant to the ORI KEPRP, or the group plans for other subsidiaries. Awards attributed to any one year are based on calculations and Compensation Committee approvals made in the following year. Column (d) of the table includes the combined cash and deferred incentive compensation awards granted under the Company’s KEPRP or similar plans maintained by its subsidiaries. Effective with the performance year 2017, the first $50,000 of KEPRP awards is paid in cash. For 2016, the first $37,500 was paid in cash, and in prior years the first $25,000 of any award was paid in cash. For awards in excess of these amounts, 50% of the excess is paid in cash and 50% is deferred. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later. The deferred amounts accrue interest for awards made after 2004. The amounts set forth for all executive officers include the amount of the present year award as well as interest accrued during the year on deferred balances from prior years’ awards. See footnote (6) with regard to a special award granted to Mr. Yeager that is included in his column (d) bonus for 2017. For 2019, Mr. Zucaro was not eligible to receive any award under the KEPRP since he was no longer an employee following his retirement on September 30, 2019. The amount shown in this column for Mr. Zucaro reflects only the accrual of interest on his deferred KEPRP balance.

(2)
The awards in this column (e) are made pursuant to the Incentive Compensation Plan. The value of options is calculated pursuant to the Black-Scholes model. The option values represent the estimated present value as of the date the options were granted. Accordingly, the option awards included under this column were granted in the years shown and reflect, among other factors previously noted, an evaluation of earnings trends and returns on equity for prior years. The significant factors and assumptions incorporated in the Black-Scholes model used to estimate the value of the options include the following:

a)
Options are issued with an exercise price equal to 100% of the per share value at the close of trading (the “Fair Market Value”) of Common Stock on the business day immediately preceding the date of grant. The “Grant Date” shall be the date the Compensation Committee grants an option and the date from which the option term shall be measured.

b)
The term of each option is 10 years (unless such terms are otherwise shortened or forfeited due to termination of employment) and it is assumed that these executives will hold these options for an average of 8 years.

c)
Specific interest rates are used for valuing the awards. Such rates are predicated on the interest rate on U.S. Treasury securities on the date of grant with a maturity date corresponding to that of the expected option life.

d)
A stock price volatility factor is utilized in valuing the option awards. This factor is calculated using closing stock prices for the period prior to the Grant Date corresponding with the expected option life.

e)	Expected annual dividend yields ranging between 4.0% and 5.1% are used in the calculation of the awards.
The ultimate value of the options will depend on the future market price of the Company’s Common Stock which cannot be forecasted with reasonable accuracy. The actual value, if any, that an optionee may realize upon exercise of an option will be based on the excess of the market value over the exercise price on the date the option is exercised. On August 20, 2019, Messrs. Smiddy and Oberst received additional options granted in connection with their change in responsibilities. The value of these additional options is included in column (e) for 2019.

(3)
Represents the aggregate change in the actuarial present value of the accumulated benefits under Old Republic’s defined benefit pension plan (“the Company’s pension plan”). Plan benefits were frozen as of December 31, 2013. The year-over-year change in the present value of accumulated benefits resulted in negative amounts in 2015 for Messrs. Mueller and Yeager ($11,927 and $90,632, respectively) because of changes in the underlying actuarial assumptions. SEC rules require that these negative changes be treated as zeros. For Mr. Zucaro, there was a negative impact of $16,376 for the Company’s pension plan and a positive impact of $432,642 for the Old Republic International Corporation Executives Excess Benefit Plan (“the Excess Benefit Plan”) for a combined net positive impact of $416,266 for 2015. For 2016, the year-over- year change in the present value of accumulated benefits for Mr. Zucaro, had a negative impact of $55,211 for the Company’s pension plan and a positive impact of $361,258 for the Excess Benefit Plan for a combined net positive impact of $306,047. For 2017, the year-over-year change in the present value of accumulated benefits for Mr. Zucaro had a negative impact of $205,520 for the Company’s pension plan and a positive impact of $851,063 for the Excess Benefit Plan for a combined net positive impact of $645,543. For 2018, the year-over-year change in the present value of accumulated benefits resulted in negative amounts for Messrs. Mueller and Yeager of $23,264 and $117,997, respectively, because of changes in the underlying actuarial assumptions. For Mr. Zucaro, there was a negative impact of $228,233 for the Company’s pension plan and a positive impact of $1,076,134 for the Excess Benefit Plan for a combined net positive impact of $1,304.367 for 2018. For 2019, the year-over-year change in the present value of accumulated benefits resulted in $69,900, $107,645, and $78,739 for Messrs. Mueller, Oberst, and Yeager, respectively. For Mr. Zucaro, there was a negative impact of $72,711 for the Company's pension plan and a positive impact of $1,630,257 for the Excess Benefit Plan for a combined net positive impact of $1,557,547 for 2019.

(4)	The Company does not have any non-qualified deferred compensation plans that credit above market or preferential earnings to participants.

(5)
Includes all minor amounts covering: (a) the Company’s matching contribution to the executive officers’ ESSOP accounts, (b) the Company’s contribution to the executive officer’s Baseline Security Plan (“BSP”) accounts, (c) the value of the Company’s group term life insurance plan treated as income, (d) the value of the personal use of any vehicle supplied for Company business, and (e) the personal value of meals and club dues incurred for Company business.

(6)
Mr. Yeager’s bonus for 2017 consisted of an award of $649,219 (inclusive of accrued interest on prior years’ deferred balance) under the KEPRP of the Title insurance segment, and an additional award of $1,444,758 (consisting of a cash award of $1,066,721 and an equity award with a value of $378,037) resulting from satisfaction in 2017 of pre-set, five-year underwriting/service income performance objectives of the Title insurance segment under the Incentive Compensation Plan.

(7)	Includes $10,935 in housing expenses covered by the Company in connection with Mr. Oberst's accommodations in Chicago.

CEO PAY RATIO DISCLOSURE

The Compensation Committee and Board of Directors believe that executive compensation, particularly as it applies to the Company’s CEO as well as in appropriately similar degrees to other senior executives throughout ORI’s holding company system, should be related to the responsibilities undertaken, and be consistent with the Company’s intermediate and long-term performance. In this context, and in accordance with the requirements of The Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), as well as the SEC rules adopted pursuant to it, the Company is reporting the ratio of the total annual compensation of the CEO to that of the “Median Employee”.

On October 1, 2019, Mr. Craig R. Smiddy succeeded Mr. A. C. Zucaro as CEO of the Company. During a transition year, the SEC pay ratio rule permits the Company to use Mr. Smiddy's total annual compensation for purposes of the pay ratio disclosure. Mr. Smiddy's compensation used for this calculation is the same as is shown in the Summary Compensation Table immediately above. The total annual compensation for the Median Employee was determined as of December 31, 2019 by preparing a list of all United States (“U.S.”) based employees of the Company’s U.S. subsidiaries at year-end 2019 (excluding the CEO) in the order of the highest to the lowest total annual compensation. The number of non-U.S. employees was excluded as they accounted for approximately 130 persons employed in Canada out of a total of approximately 8,900 Company employees. Pursuant to the pay ratio rule, the compensation of those non-U.S. employees was considered to be de minimis. The compensation for employees who did not work for the Company or one of its subsidiaries for all of 2019 was annualized in arriving at the Median Employee’s compensation. The Median Employee’s total compensation was established by using the same elements of compensation as are shown in the Summary Compensation Table for the CEO.

The total annual compensation of the Company’s CEO - Craig R. Smiddy:	1,646,775
The total annual compensation of the Median Employee:	82,043
Ratio of the CEO’s compensation to the Median Employee:	20.1 to 1

Annual Salary Compensation Practices

The Company’s objective in regard to all of its employees is to set annual salaries at amounts that:

•	Are reasonably competitive in the context of prevailing salary scales in the insurance industry, and

•	Provide a fixed, reasonable source of annual income in context of individual work responsibilities.

The primary factors considered, in varying degrees, in the establishment of annual salaries for certain executive officers and other senior members of the Company’s management are:

•	Business size and complexity of operations with which the person is associated;

•	The person’s level of responsibility and experience;

•	The success of the business unit with which the person is principally engaged; and

•	The evaluation of the manager’s contribution to the business unit’s success.

When making these evaluations, the prevailing salary scales in the insurance industry, the annual consumer price index, the trends in salary levels in published or private compilations and reports, and the data contained in the proxy statements of selected publicly held insurance organizations are taken into account. No formula, set benchmark or matrix is used in determining annual salary adjustments. The decision regarding each executive officer is subjectively based upon all of the above factors, with the Compensation Committee members exercising their business judgment in consultation with the CEO, as to all executive officers other than the CEO himself. With respect to the latter, the Compensation Committee has sole authority for establishing his compensation.

The salaries of the executive officers are reviewed on an annual basis during the first quarter of the year, and concurrently with a promotion or other significant change in responsibilities. Prior compensation, prior cash and/or deferred incentive awards, bonuses and prior gains from the exercise of stock options are not taken into account when setting current annual salaries for the CEO, CFO and any other executive officer of the Company.

Incentive Awards and Bonuses

The Company uses incentive awards, usually comprised of cash and deferred amounts, as well as periodic performance bonuses. Incentive awards and bonuses are intended to reward and retain eligible executive officers, other senior members of the Company’s management and other key employees. They are also intended to provide an opportunity and incentive to increase compensation based on management’s and the Compensation Committee’s review of their performance. Incentive awards and bonuses may be awarded under the Company’s KEPRP or under the Company’s Incentive Compensation Plan. Awards made to the Named Executive Officers and other executive officers set forth in the Summary Compensation Table were approved by the Compensation Committee.

Key Employee Performance Recognition Plans

Under the Company’s KEPRP a performance recognition pool is calculated each year for allocation among eligible key employees of the Company and its participating subsidiaries, including the CEO and CFO and other executive officers. Employees eligible to share in this pool are selected by the Compensation Committee in consultation with the CEO. Each year the CEO recommends the total amount of the pool and the Compensation Committee makes the sole determination with regard to the total amount of the pool and the award thereunder, if any, granted to the CEO. The Committee then approves the award recommendations for the CFO and the senior members of management based upon their performance evaluation and the CEO’s recommendations. The eligibility and awards of other key employees are also approved by the Compensation Committee following the CEO’s recommendation. All awards are based on the positions and responsibilities of the key employees, the perceived value of their accomplishments to the Company, their expected future contributions to Old Republic, and the other relevant factors previously addressed in this discussion and analysis. The Compensation Committee’s evaluation of all such factors is made subjectively based on its members’ business judgment.

Each year’s pool amount takes into account pre-established objectives approved by the Compensation Committee. Calculation of the pool is made in accordance with a detailed formula that incorporates such factors as: (a) the eligible participating employees’ annual salaries, and the five-year running averages for: (b) the growth in premiums and fees; (c) underwriting/service income; (d) operating earnings (excluding income from realized or unrealized investment gains or losses) and (e) return on equity in excess of a minimum target return equal to two times the mean of the five-year average post-tax yield on 10-year and 20-year U.S. Treasury Securities. The impact of the RFIG run-off on consolidated earnings is excluded from calculations. The pool is generally limited to a percentage of plan participants’ aggregate annual base salaries and a percentage of the latest five years’ average net operating earnings. Up to 50% of any one year’s pool amount maybe carried forward for up to three years for later allocation. There is no prescribed guarantee or limit as to how much of the year’s available pool would be awarded to each participant.

As previously noted, effective with the performance year 2017, the first $50,000 of any KEPRP award is paid in cash. For 2016, the first $37,500 was paid in cash, and for prior years, the first $25,000 was paid in cash. For awards in excess of those amounts, 50% of the excess is paid in cash and 50% is deferred. The deferred balance of the award vests at the rate of 10% per year of participation. Deferred balances accrued after 2004 are credited with interest at a rate approved annually by the Compensation Committee. Plan participants become vested in their deferred account balances upon being employed for 10 years after first becoming eligible, or upon a change of control of the Company. Benefits are payable in a set number of equal installments, beginning no earlier than age 55, following termination of employment, death, disability, or retirement, or in total upon a change in control of the Company. Distributions for executive officers can begin no earlier than six months following termination of employment from full time service.

In addition to ORI’s KEPRP, substantially similar plans are maintained for several individual subsidiaries or segments of business and each of these plans generally operates in the same basic fashion as the Company’s KEPRP. The award pool for each other KEPRP is also established according to detailed formulas that also take into account the above indicated factors for such plans.

Incentive awards under the KEPRP are usually made in conjunction with awards under the Incentive Compensation Plan, which are usually stock options but may also include cash and other equity awards. Any such awards are typically determined in the first quarter of the year for eligible employees who are employed as of the award date. The awards follow the receipt of the independent registered public accounting firm’s reports on the financial statements of the preceding year and an evaluation of any pertinent and significant post-balance sheet events and business trends by the Compensation Committee.

Deferred Compensation under the KEPRP

The following table sets forth certain information regarding the portion of KEPRP awards that constitute non-qualified deferred compensation made to the executives listed in the Summary Compensation Table. It shows the pro forma balances of their deferred accounts as of December 31, 2019. As described above, the individuals listed had no discretion as to whether they wished to defer the applicable portion of the awards made to them by the Company and were not permitted to voluntarily make contributions of their own to the Company’s KEPRP.

Nonqualified Deferred Compensation
Name	Company’s Contributions in 2019(1)	Aggregate Interest Earnings 2019	Aggregate Deferred Balance as of December 31, 2019
Craig R. Smiddy	$325,000	$28,706	$1,686,557
Karl W. Mueller	115,000	23,907	1,112,855
W. Todd Gray	175,000	11,995	772,991
Stephen J. Oberst	237,500	27,132	1,513,617
Rande K. Yeager	345,000	38,706	2,117,594
Aldo C. Zucaro	—	69,456	8,241,111

(1)	The amounts in this column are the portion of current year KEPRP awards that are mandatorily deferred pursuant to the terms of that plan.

Stock Option or Restricted Stock Awards under Incentive Compensation Plan

The Company believes senior executive officers and other members of the Company’s and its subsidiaries’ management who make substantial contributions to long-term performance should have an equity ownership in the Company to better align their interests with those of the shareholders. Old Republic has had non-qualified stock option plans in place for more than forty years. The most recent plan, “The 2016 Incentive Compensation Plan” (the “Incentive Compensation Plan”) was approved by shareholders and became effective in 2016.

Under the Incentive Compensation Plan, an award to a participant may be in the form of a stock option or restricted stock (“Award Shares”), a performance award in the form of cash or deferred cash award (“Performance Award”), or a combination of these items. The Compensation Committee has the authority to: (i) select the participants to whom awards may be granted; (ii) determine the type or types of awards to be granted to each participant; (iii) determine the number of Award Shares, if any, to be covered by any award; (iv) determine the terms and conditions of any Performance Award; (v) determine whether, to what extent, and under what circumstances Performance Awards shall be deferred; and (vi) determine whether, or to what extent and under what circumstances any award shall be canceled or suspended. On the effective date of the Incentive Compensation Plan, 15,000,000 shares became available for awards. It is expected that stock options will be the primary Award Shares under the Incentive Compensation Plan although Award Shares may also include restricted stock awards in some instances.

The above stated objectives of the Incentive Compensation Plan are to encourage:

•	An alignment of shareholder and employee interests

•	Employee efforts to grow shareholder value

•	A long-term commitment to the Company by employee-shareowners

Accordingly, stock option grants have not been limited to the CEO, CFO and senior executive officers, but have also been granted to several hundred employees of the Company and its subsidiaries. The factors considered when making stock option awards include:

•	The achievements of the individual

•	The overall performance of the Company

•	The performance of the subsidiary or division to which the individual is attached

•	The past and anticipated contributions of the individual to the Company’s success

No formula, set benchmark or matrix is used in determining stock option awards. The relative significance of the above factors with respect to awards granted to the CEO, CFO, other executive officers and all other employees is determined subjectively by the Compensation Committee. In this regard it gives consideration to the segmented and consolidated results of the Company using business judgment and consultation with the CEO for awards other than his own. The aggregate number of option shares granted annually over the past three years to all employees, including the CEO, CFO, the executive officers of the Company and all senior members of the Company has been less than 0.6% of the then outstanding Common Stock of the Company.

Option awards, like KEPRP awards, are typically made once a year, usually during the first quarter following receipt of the independent registered public accounting firm’s report on the financial statements for the preceding year. The Compensation Committee approves a total pool of option shares, and the individual options granted to the CEO and the other executive officers and senior members of the Company and its subsidiaries’ management. The options’ exercise price is the fair market value of the Company’s Common Stock, as defined by the Plan, on the day before the Grant Date.

When making these awards, the other sources of compensation for the participant, such as base salary and any other incentive awards, are taken into account so as to achieve a reasonable balance of cash and future income or value. The grant of options and their strike price are not linked to any Company action such as the release of earnings and have typically occurred during March of each year with notifications to recipients at the time of their annual compensation review.

Stock Option Grants During 2019

The following table sets forth certain information regarding options to purchase shares of Common Stock granted in 2019 to the executive officers listed in the Summary Compensation Table. The value of these options is calculated pursuant to the Black-Scholes model. Additional information about how these values are determined is disclosed as part of the Summary Compensation Table.

Stock Option Grants
Name	Grant Date	Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Award

Craig R. Smiddy	3/19/2019	70,000	$21.12	$183,400
Craig R. Smiddy	8/20/2019	25,000	21.99	57,500
Karl W. Mueller	3/19/2019	50,000	21.12	131,000
W. Todd Gray	3/19/2019	9,000	21.12	23,580
Stephen J. Oberst	3/19/2019	28,000	21.12	73,360
Stephen J. Oberst	8/20/2019	15,000	21.99	34,500
Rande K. Yeager	3/19/2019	50,000	21.12	131,000
Aldo C. Zucaro	3/19/2019	100,000	21.12	262,000

The term of each option is 10 years from the Grant Date. Options are exercisable in accordance with the following vesting schedule: 10% at the end of the year of grant, and thereafter annually at the rates of 15%, 20%, 25% and 30% so that at the end of the 5th fiscal year after the grant they are 100% vested. If the optionee dies, retires in good standing after age 57, or becomes disabled, vesting acceleration occurs. In such cases and in the event of change in control of the Company, vesting accelerates to the extent of the higher of 10% of the shares covered for each year of service by the optionee or the actual vested percentage plus 50% of the unvested remaining shares. In the case of any option granted after January 1, 2014 to an optionee who, as of the Grant Date: (i) has attained age 65, (ii) is currently an employee of the Company or a subsidiary, and (iii) has been employed by the Company or a subsidiary for ten (10) years or longer, such options are considered fully vested as of the Grant Date.

Exercises of Stock Options During 2019

The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during 2019 by the executive officers named in the Summary Compensation Table.

Exercises of Stock Options During 2019
Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise

Craig R. Smiddy	—	—
Karl W. Mueller (1)	47,500	$508,574
W. Todd Gray	—	—
Stephen J. Oberst (2)	10,710	103,459
Rande K. Yeager	—	—
Aldo C. Zucaro	—	—

(1)	During 2019, Mr. Mueller exercised options granted to him in 2010 and 2011, as such, the value realized that is shown above had accrued over the years since these options were granted.

(2)	During 2019, Mr. Oberst exercised an option grated to him in 2011, as such, the value realized that is shown above had accrued over the years since that option was granted.

Equity Compensation Plan Information

The following table sets forth certain information regarding securities authorized for issuance under stock option plans as of year-end 2019. The Company sponsors the stock option plan that has been approved by the shareholders.

Equity Compensation Plan Status as of Year End 2019
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,009,237	$18.43	8,826,878
Equity compensation plans not approved by security holders	—	—	—
Total	8,009,237*	$18.43	8,826,878
(*) A total of 305,553 options included in this total were either exercised or expired on March 6, 2020.

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The following table sets forth information regarding the unexercised options held by the persons listed in the Summary Compensation Table. This table shows the option exercise price for each exercisable and un-exercisable option held by each individual and the date upon which each option expires.

Outstanding Equity Awards at Year End 2019
	Number of Securities
Name	Underlying Unexercised Options Exercisable	Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date

Craig R. Smiddy	14,500	—	$16.06	03/19/24
	12,500	—	15.26	03/19/25
	17,500	7,500	18.14	03/23/26
	13,500	16,500	19.98	03/22/27
	12,500	37,500	20.98	02/20/28
	7,000	63,000	21.12	03/19/29
	2,500	22,500	21.99	08/20/29

W. Todd Gray	3,500	1,500	18.14	03/23/26
	2,250	2,750	19.98	03/22/27
	1,875	5,625	20.98	02/20/28
	900	8,100	21.12	03/19/29

Karl W. Mueller	32,500	—	10.80	03/21/22
	32,500	—	12.57	03/20/23
	35,000	—	16.06	03/19/24
	27,500	—	15.26	03/19/25
	26,250	11,250	18.14	03/23/26
	17,775	21,725	19.98	03/22/27
	11,275	33,750	20.98	02/20/28
	5,000	45,000	21.12	03/19/29

Stephen J. Oberst	14,000	—	10.80	03/21/22
	11,000	—	12.57	03/20/23
	12,000	—	16.06	03/19/24
	14,500	—	15.26	03/19/25
	11,200	4,800	18.14	03/23/26
	9,450	11,550	19.98	03/22/27
	6,000	18,000	20.98	02/20/28
	2,800	25,200	21.22	03/19/29
	1,500	13,500	21.99	08/20/29

Rande K. Yeager	9,000	—	12.57	03/20/23
	40,000	—	18.14	03/23/26
	52,500	—	19.98	03/22/27
	45,000	—	20.98	02/20/28
	50,000	—	21.12	03/19/29

Aldo C. Zucaro	100,000	—	12.33	03/23/21
	70,000	—	10.80	03/21/22
	70,000	—	12.57	03/20/23
	100,000	—	16.06	10/01/23*
	100,000	—	15.26	10/01/23*
	100,000	—	18.14	10/01/23*
	100,000	—	19.98	10/01/23*
	100,000	—	20.98	10/01/23*
	100,000	—	21.12	10/01/23*
* These options expire 4 years following Mr. Zucaro's retirement.

The following table sets forth a summary of all stock options that have been granted to Company employees, inclusive of those persons listed in the Summary Compensation Table. This table highlights the fact that the compensation of employees in the form of stock options can be illusory due to the decline in price of the Company’s Common Stock following the award of an option at a set exercise price. In the past 10 years, a total of approximately $29.0 million (or an average of $2.9 million per year) was expensed by the Company in accordance with generally accepted accounting principles.

				Options Outstanding			Options Exercisable
					Weighted - Average
Ranges of Exercise Prices			Year(s) of Grant	Number Outstanding	Remaining Contractual Life	Exercise Price	Number Exercisable	Weighted Average Exercise Price
$12.08			2010	69,910	0.25	$12.08	69,910	$12.08
$12.33			2011	242,870	1.25	12.33	242,870	12.33
$10.80			2012	305,867	2.25	10.80	305,867	10.80
$12.57			2013	395,663	3.25	12.57	395,663	12.57
$16.06			2014	646,252	4.25	16.06	646,252	16.06
$15.26			2015	712,408	5.25	15.26	712,408	15.26
$18.14			2016	1,049,953	6.25	18.14	802,281	18.14
$19.98			2017	1,297,309	7.25	19.98	763,024	19.98
$20.98			2018	1,514,505	8.25	20.98	623,406	20.98
$21.12	to	$21.99	2019	1,774,500	9.25	21.14	538,328	21.13
Total				8,009,237		$18.43	5,100,009	$17.18

Financial Restatement

The Company has adopted a policy that, to the extent permitted by law, it will seek to recoup any incentive-based compensation paid to any current or former executive officer if: (i) the amount of such payment was based on the achievement of certain financial results that were subsequently the subject of a restatement, (ii) the Board determines that such executive officer engaged in misconduct that resulted in the obligation to restate, and (iii) a lower payment would have been made to the executive officer based upon the restated financial results.

Hedging Prohibited

The Company has adopted a policy prohibiting any director or executive officer (a covered individual) from hedging the economic risk of his or her ownership of the Company’s securities. Under this policy, a covered individual is prohibited from entering into any derivative transaction on the Company’s securities (e.g., any short-sale, forward, option, collar, etc.). Further, the policy does not allow a covered individual to pledge the Company’s securities at any time, which included having Company securities in a margin account or using Company securities as collateral for a loan.

Change of Control, Severance or Retirement

None of the executive officers or any other employee of the Company and its subsidiaries have employment contracts. All are considered “at-will” employees. Further, the Company has no change of control or severance agreements such as “golden parachutes” in place for any of its executive officers. However, the benefit plans referred to above would be affected, in limited ways, by a change of control of the Company. Such an event would not result in additional compensation or benefits being paid to any executive officer or employee for the Company. Rather, the effect would be to accelerate the vesting of benefits under these plans and require the immediate payment of all deferred balances under such plans.

The above notwithstanding, the Company and its Board of Directors retain the right to enter into employment contracts or institute “golden parachutes” and similar benefits for its executive officers and other key employees immediately, and at any time as circumstances may warrant to protect the Company’s business interests. There is no assurance, however, that any selected executives would agree to any such contracts.

Tax Deductibility of Compensation

Prior to the passage of the Tax Cuts and Jobs Act in December 2017, Section 162(m) of the Internal Revenue Code contained an exception to the $1,000,000 limitation on the amount of compensation paid to the Company’s five most highly paid executive officers that was deductible by the Company, where the excess compensation was “performance-based” compensation meeting certain requirements. The Tax Cuts and Jobs Act eliminated the performance-based exception, resulting in the loss of the ability to deduct compensation expenses over $1,000,000 for the Company’s Named Executive Officers. The effect of this elimination is not consequential to the Company and the tax deductibility of compensation has never been considered in setting compensation amounts for these officers.

Stock Ownership Guidelines

The Company encourages all of its employees to own Company Common Stock directly or through employee benefit plans such as its 401(k) ESSOP. All of its executive officers and directors own shares of the Company’s Common Stock. The table on page 4 shows the nature and amount of such holdings.

Additionally, the Company has an equity ownership policy for its directors and senior officers. Pursuant to this policy, directors are required to acquire holdings in the Company’s Common Stock with a value of at least $250,000. New directors are allowed to take three years during which to acquire such ownership, with the valuation of the shares equivalent to the greater of the current market value attained at any point in time, or the original acquisition cost. All of the Company’s directors are currently in compliance with this policy. For certain other senior officers of the Company, the recommended value of Common Stock ownership is based upon the following multiples of the officer’s base salary:

CEO of the Company	6 times
President of the Company	4 times
Certain other senior officers of the Company and its subsidiaries	1.5 times

The value of all shares of Company Common Stock owned directly or held in employee benefit accounts by such officers, together with the value of deferred compensation accounts and the value of the greater of the strike price or highest market value attained at any time of the Common Stock subject to option awards, are considered for meeting these objectives. Newly appointed senior officers subject to this policy have five years to meet the pertinent requirement. Officers who are promoted to a position that has a stated ownership requirement of the Company’s Common Stock have three years from such promotion to meet the applicable requirement. All of the Company’s Directors and executive officers either currently hold in excess of the requirement that applies to them or are within the time period permitted for compliance.

Pension Plan and Baseline Security Plan

The Old Republic International Corporation Salaried Employees Restated Retirement Plan (“Company Pension Plan”) assumed the obligations and assets of other retirement plans maintained by certain subsidiaries. All of these plans have been closed to new employees for many years. Finally, the accrued benefit levels available to each participant in the Company Plan were frozen at December 31, 2013 and no new benefits have accrued to participants since that date.

Under the Company Pension Plan, as it applies to Messrs. Mueller, Oberst and Zucaro benefits were determined by taking into account 1.5% of the participant’s “Final Average Monthly Earnings” (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service that results in the highest “Final Average Monthly Earnings”) multiplied by the participant’s years of service. Earnings include base salary and commissions, but exclude bonuses and cash and deferred incentive compensation awards granted under any Company or subsidiaries’ incentive plans or KEPRPs. Early retirement benefits are available under the Company Plan for persons who are eligible and elect to retire after attaining age 55 provided they have at least five years of vested service with the Company. In this case, early retirement benefits are adjusted based upon the participant’s age at retirement. The adjustment begins at 50% of normal benefits at age 55. For participants age 55 to 60, the early retirement benefits increase by 3.33% per year. Between ages 60 and 65, they increase by 6.66% per year until they reach 100%. Vested benefits must be paid upon an employee’s attainment of age 70 1/2. Mr. Mueller is currently eligible for early retirement benefits under the Company Plan. Messrs. Gray and Smiddy are not participants in the Company Pension Plan or any pension plan previously sponsored by a subsidiary of the Company.

Under the Pension Plan, as it applies to Mr. Yeager, who has attained age 65, the monthly benefit is 1.20% of the participant’s Final Average Monthly Earnings up to the Social Security Integration Level, and 1.75% of the amount in excess of that level, multiplied by the participant’s years of credited service limited to a maximum of 30 years. Early retirement benefits are available for persons who are eligible and elect to retire after attaining age 55 and completing 10 years of vesting service, or after attaining age 60. In the case of early retirement, benefits are reduced by .458% for each month preceding the participant attaining age 65.

For a number of years the Company maintained the Old Republic International Corporation Executives Excess Benefit Plan (“Excess Benefit Plan”) to provide certain key executives with pension benefits in excess of those provided by the Company Pension Plan because of government imposed limitations capping benefit payments. The Excess Benefit Plan was administered by the Compensation Committee of the Board of Directors, which selected the employees eligible to participate in this plan. Mr. Zucaro is the only person listed in the Summary Compensation Table who qualified for participation under the Excess Benefit Plan, as this plan has been closed to new participants for over a decade and the accrued benefits under it were frozen as of December 31, 2013.

The following table sets forth the payments and present value of the estimated benefits payable to executive officers under the above described pension plans.

Pension Benefits
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit (1)	Payments During Last Fiscal Year
Craig R. Smiddy	None	—	—	—
Karl W. Mueller	Company Plan	8.3	$415,706	—
W. Todd Gray	None	—	—	—
Stephen J. Oberst	Company Plan	13.1	459,353	—
Rande K. Yeager	Company Plan	26.6	1,243,555	—
Aldo C. Zucaro	Company Plan	36.4	1,813,956	$247,168
	Excess Benefit Plan	36.4	9,810,963	—

(1)
The present value of accumulated benefits payable following assumed retirement is calculated using interest and mortality assumptions consistent with those used for financial reporting purposes with respect to the companies’ audited financial statements. No discount is assumed for separation prior to retirement due to death, disability or termination of employment. The amount shown is based upon accrued service through year end 2013 when Plan benefits were frozen.

The Baseline Security Plan (“BSP”) was established by the Company, in part as a replacement for various 401(k) plans maintained by a number of its subsidiaries. Eligibility for participation in the BSP is similar to eligibility under the Company’s 401(k) ESSOP discussed below. The BSP is noncontributory by participants although IRA roll-over contributions are permitted. The annual Company contributions are performance-based with an emphasis on the long-term underwriting and related services profitability of the individual subsidiaries or groups thereof that employ participants. Contributions are approved each year by ORI’s Compensation Committee and Board of Directors following the receipt of all pertinent audit reports for the Company and its individual subsidiaries and operating centers. Contributions are characterized as a percentage of each eligible employee’s annual base salary.

Employees Savings and Stock Ownership Plan (ESSOP)

The ESSOP, which has been in place since 1978, is intended to encourage all of ORI’s eligible employees to save in a tax-advantaged manner and benefit from Company matching contributions in the form of ORI Common Stock to build a stake in the Company’s business. As of March 31, 2020, the ESSOP held approximately 5.1% of ORI’s Common Stock.

Eligible employees who elect to participate in the ESSOP by saving a portion of their pay may receive a Company match ranging from 20% to 140% of a maximum of 6% of the participant’s first $150,000 in eligible annual compensation. The matching formula is based upon the percentages saved and the increase in the Company’s five-year running average of net operating earnings growth per share, adjusted for the effect of the RFIG run-off. Employees’ savings are invested, at the employees’ direction, in a number of publicly-traded mutual funds, and they may elect to purchase the Company’s Common Stock as an investment option. Employer contributions are invested exclusively in the Company’s Common Stock. Employees with three or more years of service as of the prior year’s end may diversify the annual contribution of Company Common Stock into alternative mutual funds available for investment. Further, employees may also diversify all of the prior contributions of Company Common Stock at any time into such mutual funds. The number of times that employees may change their investments into or out of the Company’s Common Stock is subject to an annual limitation. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, death, or upon the earlier of attaining age 65 or being employed for 6 years. Vesting occurs in increments of 20% per year, beginning after one year of service. Benefits are payable upon termination of service, death or disability, or following retirement, and are subject to minimum distribution requirements set forth under the Internal Revenue Code. At the election of the participant, benefits derived from employer contributions are payable either in cash or the Company’s Common Stock.

Other Benefits

The Company does not provide for the disbursement of significant values by way of perquisites or personal benefits to its executive officers or any other employees. Such benefits as may in fact be provided in very limited circumstances include the personal value attributed to the use of Company-supplied automobiles, the personal value of club memberships, and the value of certain personal meals incurred in connection with Company business. The value of these benefits to the CEO, CFO and other listed executive officers were insignificant and are included with other amounts in the “All Other Compensation” column of the Summary Compensation Table appearing elsewhere in this proxy statement.

ITEM 3
VOTE ON EXECUTIVE COMPENSATION

BACKGROUND

It is Old Republic’s policy to provide full disclosure concerning its compensation philosophy and corporate governance. At the Company’s 2018 Annual Meeting of the Shareholders, more than 88% of the shares voted in approval of the Company’s executive compensation. However, in accordance with the Company’s full disclosure policy and intents, shareholders are again asked to endorse the Company’s compensation philosophy by adopting the following resolution that is commonly called a “Say-on-Pay” proposal.

The Board of Directors and the Compensation Committee, in particular, review the elements of Company compensation each year. Special attention is devoted to the compensation of the executive officers and other senior members of the Company’s management. In general, the Company seeks to align executive compensation with shareholder value on an annual and long-term basis through a combination of base pay and annual and long-term incentives. The Company believes that its history of long-term growth over many decades is, in part, a result of its compensation programs that encourage a longer-term pursuit of growth objectives and the building of long-term shareholder value rather than short-term results. A more detailed review of those programs and the awards for 2019 to the executive officers of the Company are reported elsewhere in this proxy statement. The Board of Directors and Compensation Committee believe the Company’s performance and executive compensation have been aligned and balanced with shareholder returns in recent years. This vote is therefore not intended to address any one specific element of compensation or the compensation paid to any one individual. Rather, the resolution concerns the overall philosophy, makeup and amounts of compensation paid to executive officers as a group.

2019 EXECUTIVE COMPENSATION VOTE

At the Company’s 2019 Annual Meeting of the Shareholders 88% of shares present in person or by proxy voted to approve the Company’s executive compensation for 2018. The Compensation Committee and Board of Directors considered this vote when it reviewed executive compensation for 2019.

PROPOSED RESOLUTION

Resolved, that the shareholders of the Company approve the compensation policies, practices and procedures as set forth in the Compensation Discussion and Analysis section of this proxy statement for its executive officers.

ADVISORY VOTE

This vote is advisory and is not binding upon the Board of Directors. The vote is intended to be a measure of the shareholders overall approval of the handling of the Company’s executive compensation matters. Therefore, the vote will not result in a change or clawback of any existing or future compensation of any individual. Nor will this vote necessarily result in a change in the elements or compensation programs of the Company, as those decisions remain vested in the Board of Directors. However, if the shareholders fail to give this proposal a favorable vote, the Board of Directors and Compensation Committee shall investigate the reasons the resolution did not receive a majority vote. Further, this vote will be taken into consideration when future changes are considered in the elements of compensation, when compensation programs are adopted or changed, and when compensation amounts or incentive awards are approved for executive officers and the other senior members of the Company’s management. The results of this vote shall be disclosed in a filing made with the SEC shortly after the Annual Meeting of the Shareholders and will be available for review on the Company’s website, www.oldrepublic.com.

BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors recommends a vote FOR this proposal. Proxies solicited by the Board of Directors shall be voted in favor of this proposal unless shareholders specify to the contrary in their proxies.

OTHER INFORMATION

SHAREHOLDER PROPOSALS OR DIRECTOR NOMINATIONS FOR THE 2021 ANNUAL MEETING OF THE SHAREHOLDERS

In order for a proposal by a shareholder to be included in the Company’s proxy statement and form of proxy for the 2021 Annual Meeting of the Shareholders, the proposal must be received by the Company no later than 120 days before the anniversary date of the Company’s last proxy statement (which is December 1, 2020). A nomination under our proxy access by-law to include shareholder-nominated directors in the Company's proxy materials for the 2021 Annual Meeting of shareholders must be received by the Company no earlier than November 1, 2020 and no later than December 1, 2020.

This proxy statement is filed by order of the Board of Directors.

John R. Heitkamp, Jr.
Senior Vice President,
    General Counsel and Secretary
Chicago, Illinois
March 31, 2020

OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Friday, May 22, 2020
3:00 p.m., Chicago Time

Offices of Old Republic International Corporation
22nd Floor Conference Center
307 North Michigan Avenue
Chicago, Illinois 60601

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com

---

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of KARL W. MUELLER, JOHN R. HEITKAMP, JR. and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held on the 22nd Floor Conference Center at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 22, 2020 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. In response to COVID-19 concerns, we may change the location of the meeting or make arrangements for remote participation by shareholders in the annual meeting. Please see the accompanying proxy statement for important information regarding possible changes to the annual meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2 and 3 , AND IN THE COMMITTEE'S DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

0000377958_2 R1.0.1.17

Continued and to be signed on reverse side

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382
ATTN:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) Time on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION, IF APPLICABLE
In response to COVID-19 concerns, we may make arrangements for remote participation by shareholders in the annual meeting. More detailed information regarding voting procedures for remote participation will be provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Charles J. Kovaleski 02 Craig R. Smiddy 03 Arnold L. Steiner 04 Fredricka Taubitz 05 Aldo C. Zucaro

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2020.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give **full title** as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000377958_1 R1.0.1.17

OLD REPUBLIC INTERNATIONAL CORPORATION
Annual Meeting of Shareholders
Friday, May 22, 2020
3:00 p.m., Chicago Time

Offices of Old Republic International Corporation
22nd Floor Conference Center
307 North Michigan Avenue
Chicago, Illinois 60601

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com

---

OLD REPUBLIC INTERNATIONAL CORPORATION
307 North Michigan Avenue
Chicago, Illinois 60601

The undersigned hereby appoint a Proxy Committee of KARL W. MUELLER, JOHN R. HEITKAMP, JR. and CRAIG R. SMIDDY or any one of them (with full power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held on the 22nd Floor Conference Center at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on May 22, 2020 at 3:00 P.M., Chicago Time (CT), or at any adjournments thereof. In response to COVID-19 concerns, we may change the location of the meeting or make arrangements for remote participation by shareholders in the annual meeting. Please see the accompanying proxy statement for important information regarding possible changes to the annual meeting.

Old Republic International Corporation Employees Savings and Stock Ownership Plan Members/Old Republic International Baseline Security Plan Members/Republic Mortgage Insurance Company Profit Sharing Plan Members

If you are a participant in one or more of the above Plans, which holds shares of Old Republic International Corporation ("ORI") Common Stock, each share held by these Plans is entitled to one (1) vote at the Annual Meeting of Shareholders of the Company to be held May 22, 2020. Under the terms of each of these Plans, you as a participant are entitled to vote the number of shares of ORI Common Stock allocated to your account. Please return the proxy card you receive as soon as possible. By returning the proxy card you will assure that the shares will be voted in accordance with your instructions. If you fail to exercise these voting rights, the shares that are unvoted may be voted by the Administration Committee or the Trustee of the Plan as provided for under the provisions of the Plan or Plans involved.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted in accordance with the recommendation of the Board of Directors FOR proposals 1, 2 and 3 AND IN THE ADMINISTRATION COMMITTEE'S OR TRUSTEE'S DISCRETION FOR DIRECTING THE PROXY COMMITTEE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

0000377959_2 R1.0.1.17

Continued and to be signed on reverse side

OLD REPUBLIC INTERNATIONAL CORP.
307 N. MICHIGAN AVENUE
CHICAGO, IL 60601-5382
ATTN:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (EDT) Time on May 21, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (EDT) Time on May 21, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY REMOTE PARTICIPATION, IF APPLICABLE
In response to COVID-19 concerns, we may make arrangements for remote participation by shareholders in the annual meeting. More detailed information regarding voting procedures for remote participation will be provided as described in the accompanying proxy statement. Please retain the control number shown on this proxy card, as it will be necessary for any shareholder to participate remotely in the annual meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Charles J. Kovaleski 02 Craig R. Smiddy 03 Arnold L. Steiner 04 Fredricka Taubitz 05 Aldo C. Zucaro

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of KPMG LLP as the company's auditors for 2020.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000377959_1 R1.0.1.17